SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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CFS BANCORP, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CFS BANCORP, INC.
707 Ridge Road
Munster, Indiana 46321
(219) 836-5500

March 17, 2008

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of CFS Bancorp, Inc. The meeting will be held at the Center for Visual and Performing Arts located at 1040 Ridge Road, Munster, Indiana on Tuesday, April 29, 2008 at 10:00 a.m., Central Time. The matters to be considered by shareholders at the meeting are described in the accompanying materials.

     It is very important that you be represented at the meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided or vote by telephone or the Internet even if you plan to attend the meeting. This will not prevent you from voting in person but will ensure that your vote is counted in the event you are unable to attend.

     Your continued support of and interest in CFS Bancorp, Inc. are sincerely appreciated.

Best regards,

THOMAS F. PRISBY
Chairman of the Board and
Chief Executive Officer

CFS BANCORP, INC.
707 Ridge Road • Munster, Indiana 46321
_______________________

NOTICE OF THE 2008 ANNUAL MEETING OF SHAREHOLDERS
OF CFS BANCORP, INC.
_______________________

Date:	Tuesday, April 29, 2008

Time:	10:00 a.m., Central Time

Place:	Center for Visual and Performing Arts
1040 Ridge Road
Munster, Indiana 46321

Purposes:	1.	To elect three director nominees for three-year terms expiring in 2011 and until their successors are elected and qualified;

	2.	To consider and approve the adoption of the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan;

	3.	To ratify the appointment of BKD, LLP as the independent registered public accounting firm for CFS Bancorp, Inc. for the year ending December 31, 2008; and

	4.	To transact such other business that may properly come before the meeting and any adjournments thereof, including whether to adjourn the meeting.

Who Can Vote:

Shareholders at the close of business on March 7, 2008 are entitled to vote at the meeting. A list of shareholders entitled to vote at the meeting will be available for review at our office, 707 Ridge Road, Munster, Indiana, for a period of ten days prior to the meeting, and will be available for review at the meeting.

How You Can Vote:

You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope or by following the instructions on the enclosed proxy card to vote by telephone or the Internet.

By Order of the Board of Directors,

MONICA F. SULLIVAN
Vice President - Corporate Secretary

     Munster, Indiana
     March 17, 2008

Your Vote Is Important. Whether you own one share or many, your prompt cooperation in voting your proxy is greatly appreciated. Please complete, sign and return the executed enclosed proxy card in the envelope provided or vote your shares by telephone or the Internet.

CFS BANCORP, INC.
___________________

PROXY STATEMENT
___________________

ANNUAL MEETING OF SHAREHOLDERS

April 29, 2008

VOTING AND RELATED MATTERS

     This proxy statement contains information regarding the 2008 annual meeting of shareholders of CFS Bancorp, Inc. to be held at the Center for Visual and Performing Arts located at 1040 Ridge Road, Munster, Indiana on Tuesday, April 29, 2008 at 10:00 a.m., Central Time. The enclosed proxy is being solicited by our board of directors.

Why am I receiving this proxy statement?

     You are receiving a proxy statement because you owned shares of CFS common stock on March 7, 2008 which entitles you to vote at the meeting. You can vote using a proxy, whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision. The notice of annual meeting, proxy statement and proxy are being mailed to shareholders on or about March 17, 2008.

What will I be voting on?

  Election of three directors for a term of three years (see Election of Directors).

  Approval of the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan (see Proposal to Adopt the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan).

  Ratification of the independent registered public accounting firm (see Ratification of the Independent Registered Public Accounting Firm).

How do I vote?

     You can vote either in person at the meeting or by proxy without attending the meeting. We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. Follow the instructions on your voting instruction form. Shareholders can be represented through the return of a physical proxy or by utilizing the telephone or Internet voting procedures described on the enclosed proxy. The telephone and Internet voting procedures are designed to authenticate shareholders by use of a control number and allow shareholders to confirm that their instructions have been properly recorded.

     If you hold your shares in “street name,” please refer to the voting information forwarded by your bank, broker or other holder of record to see which options are available to you.

     The telephone and Internet voting facilities for registered shareholders will close at 11:59 a.m., Eastern Time on April 28, 2008.

     If you hold shares through one of our employee benefit plans, your vote must be received by April 24, 2008. If your vote is not received by this date, the plans’ trustees will vote your shares in the plans in the same proportion as shares actually voted for proxies received by this date.

Can I change my vote?

     Yes. At any time before your proxy is voted, you may change your vote by:

  revoking it in writing by sending it to our Corporate Secretary at 707 Ridge Road, Munster, Indiana 46321;

  delivering a later-dated proxy (including a telephone or Internet vote); or

  voting in person at the meeting.

     If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your proxy.

How many votes do I have?

     You will have one vote for every share of CFS common stock that you owned on March 7, 2008.

How many shares are entitled to vote?

     There were 10,689,756 shares of CFS common stock outstanding and entitled to vote at the meeting as of March 7, 2008. Each share is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

     Under our by-laws, a majority of the votes that can be cast must be present, in person or by proxy, to hold the meeting.

How many votes are needed for the proposals to pass?

  The three nominees for director who receive the most votes cast, a plurality, will be elected as a director.

  The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the adoption of the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan.

  The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the ratification of the appointment of the independent registered public accounting firm.

What are the board of directors’ recommendations on how I should vote my shares?

     The board of directors recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of the three director nominees for three-year terms.

Proposal 2 —	FOR the adoption of the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan.

Proposal 3 —	FOR the ratification of the independent registered public accounting firm.

What are my choices when voting?

Proposal 1 —	You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

Proposal 2 —	You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

Proposal 3 —	You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

     If you sign and return your proxy card without indicating how you want your shares to be voted, the board of directors will vote your shares as follows:

Proposal 1 —	FOR the election of all director nominees.

Proposal 2 —	FOR the adoption of the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan.

Proposal 3 —	FOR the ratification of the independent registered public accounting firm.

What if I vote “abstain”?

     A vote to “abstain” on the election of directors will have no effect on the outcome. A vote to “abstain” on the other proposals will have the effect of a vote against the proposals. If you vote “abstain,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

What if I do not return my proxy card and do not attend the annual meeting?

     If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted. If you hold your shares in “street name” and you do not give your bank, broker or other holder of record specific voting instructions for your shares, your record holder can vote your shares on routine matters such as the election of directors and the ratification of the independent registered public accounting firm. Your record holder cannot vote on non-routine matters, such as the adoption of the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan.

     If you do not give your record holder specific voting instructions and your record holder does not vote, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the vote for the election of directors and the other proposals. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the meeting.

What happens if a nominee for director declines or is unable to accept election?

     If you vote by proxy, and if unforeseen circumstances make it necessary for the board of directors to substitute another person for a nominee, we will vote your shares for that other person.

Who pays for the proxy solicitation cost?

     CFS pays the cost of the meeting and of soliciting proxies. In addition to soliciting proxies by mail, CFS has made arrangements with brokers, banks and other holders of record to send proxy materials to you, and we will reimburse them at our expense. In addition to their usual duties, directors, officers and a few certain other employees of CFS may solicit proxies personally or by telephone, fax or e-mail. They will not receive special compensation for these services.

Will I receive a copy of the annual report of CFS?

     Our annual report on form 10-K for the year ended December 31, 2007 is included with this proxy statement. The annual report includes our audited financial statements, along with other financial information, and we urge you to read it carefully.

Can I access CFS’ proxy materials and annual report electronically?

     This proxy statement and the 2007 annual report are available on our website at www.citz.com – Investor Relations. All shareholders may elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save CFS the cost of producing and mailing these documents by:

  following the instructions provided on your proxy card or voter instruction form;

  following the instructions provided when you vote over the Internet; or

  going to www.proxyvote.com and following the instructions provided.

     If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to use to access our proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time by following the instructions on this same website. You do not have to elect Internet access each year.

What is “householding”?

     We have adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission, the SEC. Under this procedure, a single copy of the annual report and proxy statement will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings in any way.

     If a single copy of the annual report and proxy statement was delivered to an address that you share with another shareholder, we will promptly deliver a separate copy at your request by writing our Corporate Secretary at 707 Ridge Road, Munster, Indiana 46321 or calling her at (219) 836-5500.

How do I revoke my consent to the householding program?

     If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate annual reports, proxy statements and other disclosure documents, you must revoke your consent by contacting Broadridge Financial Solutions, Inc. by calling toll free at (800) 542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receiving your householding consent revocation.

     A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

ELECTION OF DIRECTORS

     Our articles of incorporation provide that the board of directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the board of directors permits. No director, executive officer or director nominee is related to any other director or executive officer of CFS by blood, marriage or adoption. Each of the nominees currently serve as a director of CFS and of Citizens Financial Bank, CFS’ wholly owned federal savings bank subsidiary, the Bank. Gregory W. Blaine, Robert R. Ross, and Joyce M. Simon are nominated for terms expiring at the annual meeting in 2011.

     The board of directors’ nominating committee recommended these individuals and the board of directors nominated them. The following table provides information regarding each of the nominees including their most recent principal occupations.

     The board of directors recommends that you vote “FOR” the following nominees:

			Director
Name	Age	Principal Occupation During the Past Five Years	Since
Gregory W. Blaine	59	Director of the Bank and CFS since 1998; consultant to and former Chairman and Chief Executive Officer of TN Technologies; Mr. Blaine served in various capacities with True North Communications, Inc., the parent of TN Technologies, from 1979 to 1998, including director of Global Operating Systems, and as a member of the board of directors of True North Communications from 1990 to 1997.	1998

Robert R. Ross	62	Director of the Bank and CFS since 2004; President of Ross Consulting, a business and financial consulting firm since 2004; Partner, PricewaterhouseCoopers, LLP from 1982 to 2004; Trustee Emeritus, Calumet College of St. Joseph.	2004

Joyce M. Simon	60	Director of the Bank and CFS since 2004; Chief Financial Officer of the John G. Shedd Aquarium since 1992. Previously, Ms. Simon was a partner with the accounting firm of Ernst & Young LLP.	2004

PROPOSAL TO ADOPT THE CFS BANCORP, INC. 2008 OMNIBUS EQUITY INCENTIVE PLAN

BACKGROUND

     On March 17, 2008, acting upon the recommendation of our compensation committee, our board of directors adopted the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan, the Incentive Plan, effective as of January 1, 2008. At the same time, the board of directors froze the CFS Bancorp, Inc. 2003 Stock Option Plan and the CFS Bancorp, Inc. 1998 Recognition and Retention Plan so that no new awards will be made under either of those plans. In connection with the adoption of the Incentive Plan, the board of directors reserved 270,000 shares of CFS common stock for issuance under the Incentive Plan, subject to any adjustments provided for in the Incentive Plan, in addition to the 32,000 shares remaining under the 2003 Stock Option Plan which will now be available for awards under the Incentive Plan. The total additional shares of 270,000 represent 2.2% of our total shares outstanding on a diluted basis.

     In addition to the 302,000 (270,000 plus 32,000) shares available under the new Incentive Plan, at March 7, 2008 we have 1,193,795 stock options currently outstanding under our existing stock plans, 737,095 and 456,700 from our 1998 and 2003 Stock Option Plans, respectively. If any of the 456,700 outstanding stock options under our 2003 Stock Option Plan lapse or are unexercised at the end of the option term, then they will be available for any type of stock-based awards in the future under the new Incentive Plan.  This is the same treatment of lapsed or unexercised stock options that currently exists under our existing stock option plans. The total number of shares that ultimately could be outstanding under the new Incentive Plan and our existing stock plans is 1,495,795 (302,000 plus 1,193,795) which is approximately 12.3% of our outstanding shares on a diluted basis.  Calculating this percentage of our outstanding shares on a diluted basis means we included in our number of shares all shares that are currently outstanding plus shares that are available for future issuance under the new Incentive Plan.

     The Incentive Plan permits the compensation committee to grant employees of CFS and its subsidiaries and affiliates, collectively the Affiliates, (i) non-qualified stock options, NSOs, (ii) incentive stock options, ISOs, (iii) restricted stock, Restricted Stock, (iv) three types of stock appreciation rights, SARs, and (v) performance units, Performance Units, and performance shares, Performance Shares. The Incentive Plan permits the compensation committee to grant to non-employee directors (i) NSOs, (ii) Restricted Stock; (iii) three types of SARs, and (iv) Performance Units and Performance Shares.

     The Incentive Plan has been designed to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Code, which generally denies a corporate-level income tax deduction for annual compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company, Covered Employees. Certain types of compensation, including “performance-based compensation,” which meet the requirements of Code Section 162(m), are generally excluded from this deduction limit. It is contemplated that awards made under the Incentive Plan to a Covered Employee will constitute “performance-based compensation” under Code Section 162(m). While we believe that compensation payable pursuant to the Incentive Plan generally will be deductible for federal income tax purposes, payments made to Covered Employees under certain circumstances such as death, disability or a change in control of CFS that do not qualify as “performance-based compensation” may be payable pursuant to the provisions of the Incentive Plan and may not be deductible for federal income tax purposes.

     In an effort to ensure that ISOs granted under the Incentive Plan will qualify as “incentive stock options” under Code Section 422 and that the Incentive Plan complies with Code Section 162(m), the Incentive Plan is being submitted to CFS shareholders for approval. Below is a summary of certain important features of the Incentive Plan. The summary is qualified in its entirety by reference to the actual Incentive Plan, a copy of which is attached as Exhibit A.

PURPOSE

     The purpose of the Incentive Plan is to promote our success by providing incentives to our employees and non-employee directors which will align their interests, through ownership of CFS common stock and other performance awards, with the interests of the shareholders. The Incentive Plan is designed to provide an incentive for excellence in individual performance and teamwork. The Incentive Plan is also designed to provide us with flexibility with regard to our ability to motivate, attract and retain the services of employees and non-employee directors who make significant contributions to CFS’ success and to allow these employees and non-employee directors to share in that success.

     The board of directors has determined it is important for us to have the flexibility to grant various types of equity-based incentive compensation including performance-based awards and recommends our shareholders approve the Incentive Plan. Our existing stock plans have only 34,650 shares (2,650 and 32,000 in the 1998 and 2003 Stock Option Plans, respectively) available for grant which is not sufficient to provide meaningful incentives to our existing employees and to attract high performing prospective employees.  We did not award any grants to our employees or directors during 2007 and 2006 and elected not to seek approval for a new equity-based plan until we achieved an improvement in diluted earnings per share and other financial operating measures.  Our diluted earnings per share were $0.69, $0.47 and $0.42 for the years 2007, 2006 and 2005, respectively.

SUMMARY OF PLAN TERMS

     Administration. The Incentive Plan will be administered by a committee of the board of directors, the Committee, which will be composed of not less than three directors, who, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, the Exchange Act, qualify as “non-employee directors” and who, to the extent required by Code Section 162(m), also qualify as “outside directors.” Until changed by the board of directors, the Committee will be the compensation committee. Among other things, the Committee will have the authority, subject to the terms of the Incentive Plan, to select employees and non-employee directors to whom awards are granted, to determine the type of awards as well as the number of shares of common stock covered by each award and to determine the terms and conditions of awards. The Committee will also have the authority to construe and interpret the Incentive Plan, establish, amend or waive rules and regulations for its administration and amend the terms and conditions of any outstanding option, SAR or other award. All decisions made by the Committee will be final and binding. The full board of directors will exercise the authority of the Committee with regard to decisions regarding awards to Committee members.

     Eligibility. Participants will be officers, key employees and non-employee directors of CFS or any affiliate who, in the opinion of the Committee, make significant contributions to the growth, management, protection and success of CFS and its affiliates. Committee members may participate if their participation is approved by the board of directors.Currently there are approximately 70 officers, key employees and non-employee directors of CFS and its affiliates who are currently eligible to participate in the Incentive Plan.

     Number of Shares. The Incentive Plan authorizes the issuance of an additional 270,000 shares of CFS common stock subject to any adjustments provided for in the Incentive Plan. Additionally, the 32,000 shares remaining under the 2003 Stock Option Plan, which is now frozen, will be available for awards under the Incentive Plan. Our common stock price as of March 7, 2008 was $14.32 per share. During the life of the Incentive Plan no more than 120,000 shares of common stock will be available for grant during any fiscal year. No more than 25,000 shares will be available for grant during any fiscal year to any one participant. Subject to the foregoing limit, the shares of common stock available for issuance under the Incentive Plan can be divided among the various types of awards and among the participants as the Committee determines. Such shares are to be made available from authorized but unissued shares or shares reacquired by CFS in the open market. The number of shares subject to the Incentive Plan and subject to awards which are outstanding under the Incentive Plan will be adjusted by the Committee to reflect stock dividends or splits, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares and similar corporate capital structure changes. For purposes of performance-based awards under Code Section 162(m), the maximum amount of compensation that is payable to any Covered Employee during a calendar year under the Incentive Plan is $400,000, and if an award would otherwise exceed this amount, the Committee may adjust (but not increase) the amount of the award.

     Performance Measures. Awards under the Incentive Plan may be subject to the achievement of performance goals. The Committee will determine the performance goals relating to an award for each performance period. The performance goals will be based on business criteria against which the participant’s performance will be measured to determine whether a cash award is earned or a stock-based award will vest or become earned or exercisable. These criteria will consist of one or more of the following as they relate to CFS or one of our subsidiaries:

  return on assets;

  earnings before interest, taxes, depreciation and amortization (EBITDA);

  return on equity;

  operating income;

  pre- or after-tax income;

  core earnings per share (basic or diluted);

  earnings per share (basic or diluted);

  deposit growth;

  loan growth and managed portfolio size;

  profits from sales of products or services;

  economic value added (or an equivalent metric);

  share price performance;

  improvement in or attainment of expense levels;

  reduction in non-performing loans, non-performing assets or classified assets; or

  such other measures, metrics or strategic actions as may be determined by the Committee in its sole discretion that will apply to any of our employees other than our executive officers.

     Although many awards under the Incentive Plan will be subject to one or more of these performance measures, the Committee is not required to establish performance goals for all awards under the Incentive Plan. Awards that are not subject to the achievement of performance goals will require continued service with CFS or a subsidiary for a period of years prior to full vesting of the award.

     The performance goals also may include award rates and provide for a targeted level or levels of achievement relating to one or more of the business criteria listed above. Performance goals may have “threshold,” target” and “maximum” levels. The performance goals, award rates and targeted levels of achievement may differ among participants, awards and performance periods.

     Achievement of the performance goals will be determined by the Committee and may exclude the affects of any one-time, non-recurring or special charges, credits or transactions.

     Types of Awards. Several different types of awards may be made under the Incentive Plan, as described below.

     Stock Options. Each option granted under the Incentive Plan must be evidenced by a written agreement which specifies the type of option, the number of shares of common stock covered, the exercise price, when and under what circumstances the option becomes exercisable, any restriction on transferability of shares received on the exercise, the duration of the option and such other terms and conditions as the Committee determines, within the limits prescribed by the Incentive Plan.

     The per share exercise price of all options will be determined by the Committee, but may not be less than 100% of the fair market value of the shares on the date of grant. No option can be exercised more than 10 years after its date of grant. Payment of the exercise price may be made with cash, with previously owned shares of common stock, by the delivery of cash by a broker-dealer in a cashless exercise or by a combination of these methods. The principal difference between ISOs and NSOs is their tax treatment to CFS and the optionees. See Federal Income Tax Consequences below.

     Stock Appreciation Rights. “Affiliated SARs,” “Freestanding SARs,” “Tandem SARs,” or any combination thereof, may be granted under the Incentive Plan. An Affiliated SAR is a SAR that is granted in connection with a related option and is automatically deemed to be exercised at the same time the related option is exercised. A Freestanding SAR is a SAR that is granted independently of any stock option. Freestanding SARs are exercisable at such time as the Committee determines. A Tandem SAR is a SAR that is granted in tandem with a stock option. A Tandem SAR may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option.

     The exercise price of each Freestanding SAR must be not less than 100% of the fair market value of a share of common stock on the date of grant and the exercise price of a Tandem or Affiliated SAR must be equal to the exercise price of the option to which such SAR relates. A holder of a SAR is entitled on exercise to receive a number of shares of common stock, cash or a combination thereof, as determined by the Committee, which is equal in value on the exercise date to the amount by which the fair market value of one share of common stock on the exercise date exceeds the exercise price multiplied by the number of shares with respect to which the SAR is exercised.

     Restricted Stock. The Incentive Plan also authorizes the Committee to grant shares of Restricted Stock to a participant with such periods and terms of restriction and performance goals as the Committee determines.

     Each grant of Restricted Stock will be evidenced by a restricted stock agreement that specifies the period of restriction, the number of shares of Restricted Stock granted and such other provisions as the Committee determines. Generally, all rights with respect to the Restricted Stock will be exercisable only during the participant’s lifetime and only by the participant. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. During the period of restriction, participants holding Restricted Stock may exercise full voting rights with respect to the shares and will be entitled to dividends on such shares to the extent the shares become fully vested. Upon the lapse of the applicable period of restriction, the shares of Restricted Stock will become transferable.

     Performance Units and Performance Shares. The Incentive Plan also authorizes the Committee to grant Performance Units and Performance Shares which may be earned if specified performance goals set by the Committee are achieved over the period of time specified by the Committee, a Performance Period. At the conclusion of a particular Performance Period, the Committee will determine the extent to which the performance goals have been met. Depending on CFS’ performance in relation to the performance goals, a participant may earn less than the number of Performance Shares or Performance Units initially awarded. In addition, to the extent the value of a Performance Share or Performance Unit is related to a share of common stock, the value of any payout will be dependent on the changing value of the share. Payments may be made in shares of common stock, cash or a combination thereof, as determined by the Committee.

     Change in Control. Unless otherwise provided in an Award Agreement, upon a “change in control” of CFS (as defined), all awards will become immediately vested and/or exercisable at the performance target rate, if any, provided for the award, and all restrictions and performance goals will be removed and will remain as such for the remaining life of the awards.

     Dividends and Dividend Equivalents. Subject to restrictions and conditions determined by the Committee, the Committee may provide that awards earn dividends or dividend equivalents, to be paid in cash or shares of common stock or to be credited to an account established by the Committee.

     Limits on Transferability and Exercisability. No award may be sold, transferred, assigned, pledged or hypothecated, other than by will or the laws of descent and distribution. All rights to an award will be exercisable during the participant’s lifetime only by the participant. Options and SARs will be exercisable at such times as the Committee determines and specifies in the applicable award agreement. However, in the discretion of the Committee, NSOs may be transferred to “immediate family members” (as defined). For the transfer to be effective, the transferee, participant and CFS must enter into a written agreement which makes the transferred NSOs subject to all applicable provisions of the Incentive Plan and the award agreement between the participant and CFS.

     Amendment and Discontinuance. The Incentive Plan may be amended, altered or discontinued by the board of directors. Except as specifically provided in the Incentive Plan, without the written consent of the participant, no amendment, alteration or discontinuance may be made which would adversely affect any outstanding award. However, the Committee may modify or adjust an award if necessary to (i) avoid a material charge or expense to CFS or an affiliate, (ii) cause the Incentive Plan to comply with applicable law, or (iii) permit CFS or an affiliate to claim a tax deduction. However, the board of directors cannot adopt any supplement, amendment or alteration to the Incentive Plan or an award agreement, without the approval of the shareholders, which would (i) increase the number of shares of common stock subject to the Incentive Plan, (ii) increase the maximum number of options, SARs, shares of Restricted Stock, Performance Units or Performance Shares CFS may award to an individual participant, or (iii) as may be required by the NASDAQ Marketplace Rules, except as described under Number of Shares, above.

FEDERAL INCOME TAX CONSEQUENCES

     The following constitutes a brief summary of the federal income tax rules relevant to options, SARs, Restricted Stock, Performance Units and Performance Shares granted under the Incentive Plan. The laws which govern the tax aspects of awards under the Incentive Plan are highly technical and are subject to change.

     NSOs and SARs. On the grant of an NSO (with or without a Tandem or Affiliated SAR), the participant will not recognize any taxable income. On the exercise of an NSO or SAR, the excess of the fair market value of the shares of common stock acquired on the exercise of the NSO over the purchase price, the spread, or the consideration paid to the participant upon the exercise of the SAR, will constitute compensation which is taxable to the participant as ordinary income. In determining the amount of the spread or the amount of compensation paid to the participant, the fair market value of the common stock on the date of exercise is used, except that in the case of a participant who is subject to the six month short-swing profit recovery provisions of Section 16(b) of the Exchange Act (generally executive officers), the fair market value will generally be determined at the expiration of the 6 month period, unless such participant elects to be taxed based on the fair market value at the date of exercise. Any such election, a Section 83(b) election, must be made and filed with the Internal Revenue Service within 30 days after the election in accordance with the Income Tax Regulations under Code Section 83(b). In computing our federal income tax liability, CFS will generally be entitled to a deduction in an amount equal to the compensation income recognized by the participant in the taxable year in which the amount is included as income to the participant.

     ISOs. A participant will not recognize taxable income on the grant or exercise of an ISO. However, the spread at the time of exercise will constitute a tax preference item in determining whether the participant is liable for the alternative minimum tax. Such alternative minimum tax may be payable even though the participant receives no cash upon the exercise of his or her ISO with which to pay such tax. Upon the sale of shares acquired pursuant to the exercise of an ISO after the later of (i) two years from the date of grant of the ISO, or (ii) one year after the date of exercise, the ISO Holding Period, the participant will recognize capital gain or loss, as the case may be, measured by the difference between the net sales proceeds received on the sale and the exercise price. CFS is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the participant disposes of the shares before the expiration of the ISO Holding Period. Option grants for shares which are exercisable for the first time by a participant during any calendar year, which have a fair market value in excess of $100,000, are treated as NSOs, and will be subject to the same tax treatment as is applicable to NSOs, as discussed above.

     Restricted Stock. A participant who receives an award of Restricted Stock may make a Section 83(b) election to have the award taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares granted will be taxed as capital gain (or loss) on the later sale of the shares. However, if the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares lapse. Any dividends paid on Restricted Stock are compensation income to the participant. CFS is generally entitled to a tax deduction for any compensation income taxed to the participant, subject to the provisions of Code Section 162(m).

     Performance Units and Performance Shares. A participant who receives an award of Performance Shares or Performance Units may also make a Section 83(b) election to have the award taxed as compensation income at the date of receipt with the same result as described above under Restricted Stock. If the participant does not make the Section 83(b) election, he or she will not recognize taxable income thereon until the units or shares vest and the participant receives stock and/or cash distributed in payment of the award. At that time, the participant must recognize income which is taxed as compensation in an amount equal to the fair market value of the shares delivered and/or the amount of cash paid. At that time, CFS generally will be allowed a corresponding tax deduction equal to the compensation taxable to the participant, subject to the provisions of Code Section 162(m).

INCENTIVE PLAN BENEFITS

     It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the Incentive Plan if the plan is adopted by the shareholders. Such determinations are subject to the discretion of the Committee.

VOTE REQUIRED

     The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to approve the Incentive Plan. Such vote will also satisfy the shareholder approval requirements of Code Sections 162(m) and 422 with respect to performance-based compensation and the grant of ISOs, respectively and the shareholder approval requirements of the NASDAQ Marketplace Rules. Proxies received by CFS and not revoked prior to or at the annual meeting will, unless otherwise specifically indicated, be voted FOR this proposal and the adoption of the Incentive Plan.

     The board of directors has approved and adopted the Incentive Plan and recommends that you vote “FOR” the adoption of the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan.

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The audit committee has approved the selection of BKD, LLP to serve as the independent registered public accounting firm to examine our financial statements for 2008. The committee and the board of directors are requesting that shareholders ratify this appointment as a means of soliciting shareholders’ opinions and as a matter of good corporate practice.

     The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to ratify the selection of BKD, LLP as our independent registered public accounting firm. If the shareholders do not ratify the selection, the audit committee will consider any information submitted by the shareholders in connection with the selection for next year. Even if the selection is ratified, the committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee believes such a change would be in the best interest of CFS and its shareholders.

     We expect that a representative of BKD, LLP will be at the annual meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

     The board of directors recommends that you vote “FOR” the ratification of the independent registered public accounting firm.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The following fees were paid to BKD, LLP, our independent registered public accounting firm, for 2007 and 2006.

AUDIT FEES

     The aggregate fees billed include amounts for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on form 10-Q, including related services such as comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC and other regulatory bodies. Audit fees for the years ended December 31, 2007 and 2006 were $224,000 and $239,406, respectively.

AUDIT-RELATED FEES

     The amount of fees billed by BKD, LLP for its audit of our benefit plans for the years ended December 31, 2007 and 2006 were $36,900 and $34,819. BKD, LLP did not provide any other audit-related services during 2007 or 2006.

TAX FEES

     The aggregate fees billed for professional services provided by BKD, LLP in connection with tax compliance, tax advice and tax planning services for the years ended December 31, 2007 and 2006 were $35,250 and $14,400, respectively.

ALL OTHER FEES

     There were no fees billed for services which were not included above for 2007 or 2006.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     The audit committee has adopted a policy for pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The committee will consider annually and, if appropriate, approve the provision of audit services by our independent registered public accounting firm. In addition, the committee will consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The committee will also consider on a case-by-case basis and, if appropriate, approve specific services that were not otherwise pre-approved.

     Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the audit committee for consideration at its next regular meeting or, if earlier consideration is required, to the committee’s chairman between regular meetings. In the period between committee meetings, the committee’s chairman is authorized to pre-approve such services on behalf of the committee provided that such pre-approval is reported to the committee at its next regularly scheduled meeting. The committee will regularly review summary reports detailing all services and the fees for those services being provided to us by our independent registered public accounting firm.

     During 2007, all services by our independent registered public accounting firm were pre-approved by the audit committee in accordance with this policy.

OTHER MATTERS

     We do not know of any other matters that will be considered at the meeting. If any other proper business should come before the meeting; however, we will have discretionary authority to vote according to our best judgment.

INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Director with a Term Expiring in 2009

			Director
Name	Age	Principal Occupation During the Past Five Years	Since
Gene Diamond	55	Director of the Bank since 1994 and of CFS since 1998; appointed in 2004 as Regional Chief Executive Officer, after serving three years as Regional Chief Operating Officer, for the Sisters of St. Francis Health Services, Inc., where he is responsible for the hospital group consisting of St. Margaret Mercy Healthcare Centers located in Hammond and Dyer, Indiana, St. Anthony Medical Centers in Crown Point, Indiana and St. Anthony Memorial Health Centers of Michigan City, Indiana; previously served as Chief Executive Officer of St. Margaret Mercy Healthcare Centers from 1993 to 2004.	1998

Directors with a Term Expiring in 2010
			Director
Name	Age	Principal Occupation During the Past Five Years	Since
Frank D. Lester	67	Director of the Bank since 2000 and of CFS since 2001; retired as Group Vice President, Union Tank Car, Chicago, Illinois on December 31, 2007. President of Union Tank Car, Chicago, Illinois from 1999-2006; previously served as President of Procor, Ltd., Oakville, Ontario from 1994 to 1999.	2001

Thomas F. Prisby	66	Chairman of the Board and Chief Executive Officer of CFS since its incorporation in 1998 and of the Bank since 1996; previously, Mr. Prisby served as the President and Chief Operating Officer of the Bank from 1989 to 1996. Mr. Prisby joined the Bank in 1982 as an Executive Vice President. Director of CFS Holdings, Ltd., a subsidiary of the Bank, since April 24, 2001. This company manages an investment portfolio and is located in Bermuda.	1998

EXECUTIVE OFFICERS

     Below you will find information with respect to the principal occupations during the last five years for the executive officers of CFS and the Bank who do not serve as a director of CFS. All executive officers are elected annually by the board of directors and serve until their successors are elected and qualified. As of the date of this proxy, no executive officer is related to any director or other executive officer of CFS by blood, marriage or adoption. There are no arrangements or understandings between a director of CFS and any other person which resulted in the person being elected as an executive officer.

     Daryl D. Pomranke. Age 47. Mr. Pomranke joined CFS and the Bank as Executive Vice President and Chief Operating Officer in April 2007. Prior to joining us, Mr. Pomranke was employed with Mercantile National Bank of Indiana/Harris N.A. Northwest Indiana Region since 1998. During his tenure his duties included: Regional Financial Services Officer, Chief Financial Officer, Corporate Development, and Corporate Services including Corporate Lending, Cash Management Services, and Strategic Planning.

     Charles V. Cole. Age 46. Mr. Cole joined CFS and the Bank as Executive Vice President in 2003 and has served as the Chief Financial Officer since January 2004. Prior to joining us, Mr. Cole served as Senior Vice President and Chief Financial Officer at Advance Bancorp in Lansing, Illinois, from 1999 to 2003. Mr. Cole began his tenure with Advance Bancorp in 1991 as Controller of South Chicago Bank and was promoted to Vice President and Chief Financial Officer of Advance Bancorp in 1995.

     Thomas L. Darovic. Age 57. Mr. Darovic separated his employment with the Bank on January 31, 2008. Prior to his separation of employment, Mr. Darovic served as an Executive Vice President for the Bank since 2003. Mr. Darovic joined the Bank in 2002 as Vice President of Retail Operations and was promoted to Senior Vice President that same year. Prior to his employment with the Bank, Mr. Darovic served as Vice President of Retail Operations and Administrative Services for Superior Bank FSB, Hinsdale, Illinois, beginning in 1993.

     Gregg L. Holley. Age 51. Mr. Holley has served as Senior Vice President since joining the Bank in 2005, and was named the Bank’s Chief Lending Officer in 2005. Previously, Mr. Holley was employed as Vice President and Relationship Manager at JPMorgan Chase (formerly Bank One) in Merrillville, Indiana. Prior to that, Mr. Holley served in various roles of increasing responsibility after he first began his employment with Bank One in 1985.

     Jeffrey C. Stur. Age 59. Mr. Stur has served as Senior Vice President – Asset Management for the Bank since 2003. Previously, Mr. Stur served as Senior Vice President – Lending for the Bank beginning in 1995. Mr. Stur has held various roles of increasing responsibility since his employment with the Bank began in 1972.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table includes, as of March 7, 2008, our record date, certain information regarding our common stock that is beneficially owned by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, the Exchange Act, who or which were known to CFS to be the beneficial owners of more than 5% of our issued and outstanding common stock, (ii) the directors and director nominee of CFS, (iii) certain executive officers of CFS, and (iv) all directors, director nominee and executive officers of CFS as a group.

	Amount and Nature
Name of Beneficial Owner	of Beneficial		Percent of
or Number of Persons in Group	Ownership as of		Common Stock
5% or greater shareholders	March 7, 2008 (1)		(2)
CFS Bancorp, Inc.
Employee Stock Ownership Plan Trust
c/o First Bankers Trust Services, Inc.	1,087,950	(3)	10.2%

Dimensional Fund Advisors LP
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401	975,917		9.1%

FBOP Corporation
Cottonwood Holdings, Inc.
11 W. Madison Street
Oak Park, IL 60302	575,402		5.4%

Wellington Management Co, LLP
75 State Street
Boston, MA 02109	539,700		5.0%

Directors and Director Nominees:
Gregory W. Blaine	55,575	(4)(5)	*
Gene Diamond	94,237	(5)(6)	*
Frank D. Lester	36,016	(5)(7)(8)	*
Thomas F. Prisby	595,374	(5)(7)(9)(10)(11)	5.6%
Robert R. Ross	19,221	(5)(12)	*
Joyce M. Simon	20,220	(5)(13)	*

Other Named Executive Officers:
Charles V. Cole	55,849	(5)(9)(10)	*
Thomas L. Darovic	47,143	(5)(9)(10)	*
Gregg L. Holley	16,343	(5)(9)(10)	*
Jeffrey C. Stur	118,218	(5)(9)(10)(14)	*

All directors, director nominees and other named executive officers
of CFS as a group (eleven persons)	1,064,196	(15)	10.0%
____________________

*	Represents less than 1% of the outstanding stock.

(1)	Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)	Percentages are calculated on the basis of the amount of outstanding shares plus all options exercisable within 60 days of the record date for each individual and for all directors and executive officers as a group.

(3)	The Employee Stock Ownership Plan Trust, the ESOP, exists by virtue of an agreement between CFS and First Banker’s Trust Services, Inc. who acts as the trustee of the ESOP. Under the terms of the ESOP, the allocated shares held in the ESOP will be voted in accordance with the instructions of the participating employees.

Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to fiduciary duties of the trustee and applicable law. Any allocated shares which either abstain on a proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. As of December 31, 2007, 775,346 shares held by the ESOP had been allocated to the accounts of participating employees. The amount of our common stock beneficially owned by all directors and named executive officers as a group does not include the unallocated shares held by the ESOP.

(4)	Includes 75 shares held by Mr. Blaine’s child living at his home.

(5)	Includes shares subject to stock options exercisable within 60 days of the record date as follows: Blaine – 32,000; Diamond – 32,000; Lester – 27,000; Prisby – 314,145; Ross – 16,000; Simon – 16,000; Cole – 50,000; Darovic – 37,500; Holley – 15,000; and Stur – 69,000.

(6)	Includes 1,237 shares held in an individual retirement plan for Mr. Diamond; 42,000 shares owned jointly with Mr. Diamond’s spouse; and 3,000 shares in a private foundation established by Mr. Diamond. Mr. Diamond disclaims beneficial ownership of the shares owned by said private foundation.

(7)	Includes shares of restricted stock allocated as follows: Lester – 800 and Prisby – 1,010.

(8)	Includes 2,823 shares held in a trust established by CFS to fund its obligations with respect to a deferred director’s compensation plan. Mr. Lester disclaims beneficial ownership of said shares except to the extent of his personal pecuniary interests therein.

(9)	Includes shares allocated pursuant to the ESOP as follows: Prisby – 21,373; Cole – 4,925; Darovic – 6,716; Holley – 1,117; and Stur – 14,426.

(10)	Includes shares held in the Bank’s 401(k) plan as follows: Prisby – 17,046; Cole – 924; Darovic – 1,010; Holley – 226; and Stur – 18,952.

(11)	Includes 7,580 shares in an individual retirement account; 27,269 shares held in a trust of which Mr. Prisby’s spouse is the trustee and sole beneficiary; 52,921 shares owned by an adult child living with Mr. Prisby; and 2,000 shares owned by a private charitable foundation established by Mr. Prisby in 2002. Mr. Prisby disclaims beneficial ownership of the shares owned by his adult child and said private foundation. Also includes 73,380 shares held by trusts established by CFS to fund its obligations with respect to deferred supplemental retirement benefits; Mr. Prisby disclaims beneficial ownership thereof except to the extent of his personal pecuniary interest therein.

(12)	Includes 3,221 shares owned jointly with his spouse.

(13)	Includes 3,220 shares held in a trust established by CFS to fund its obligations with respect to a deferred director’s compensation plan. Ms. Simon disclaims beneficial ownership of said shares except to the extent of her personal pecuniary interest therein.

(14)	Includes 5,000 shares owned jointly with his spouse.

(15)	Includes 1,810 shares of restricted stock, which may be voted by the directors and executive officers pending vesting and distribution; 48,551 shares allocated to the directors and executive officers pursuant to the ESOP; 38,158 shares held in the Bank’s 401(k) plan; and 608,645 shares which may be acquired by the directors and executive officers upon the exercise of stock options which are currently or shall first become exercisable within 60 days of the voting record date.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

     Pursuant to NASDAQ National Market Rule 4350(c), the board of directors has affirmatively determined that a majority of our directors are independent as defined under NASDAQ Rule 4200. Our independent directors are Gregory W. Blaine, Gene Diamond, Frank D. Lester, Robert R. Ross and Joyce M. Simon.

BOARD COMMITTEES

     The board of directors has established an audit committee, a compensation committee and a nominating committee, among others. The committee charters are available for review on our website at www.citz.com – Investor Relations – Governance Documents.

DIRECTOR ATTENDANCE

     We do not have a formal policy regarding director attendance at our annual meetings of shareholders. We typically schedule a directors’ meeting in conjunction with the annual meeting and encourage our directors to attend the meeting. All of our directors attended the annual meeting of shareholders held on April 24, 2007.

     During the year ended December 31, 2007, the board of directors met eleven times. No director attended fewer than 75% of the aggregate total number of meetings held during their service period and the total number of meetings held by all committees during their service period.

CODE OF CONDUCT AND ETHICS

     We have adopted a code of conduct and ethics, which is available on our website at www.citz.com – Investor Relations – Governance Documents. A copy is also available to any shareholder who requests it by writing to our Corporate Secretary at 707 Ridge Road, Munster, Indiana 46321. We will disclose in a current report on form 8-K filed with the SEC the nature of any amendment to the code (other than technical, administrative or other non-substantive amendments), our approval of any material departure from a provision of the code, and our failure to take action within a reasonable period of time regarding any material departure from a provision of the code that has been made known to any of our executive officers.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Shareholders may correspond with the chairman of the board or our lead director, Mr. Lester, or any other member of our board of directors, by writing a letter addressed to his or her attention in care of our Corporate Secretary at 707 Ridge Road, Munster, Indiana 46321. All correspondence addressed in this manner will remain sealed and will only be opened by the person to whom it is addressed. Employees and others who wish to contact a member of our board of directors or audit committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters may do so confidentially by directing correspondence to the attention of the member, in care of our Senior Vice President – Risk Management at 707 Ridge Road, Munster, Indiana 46321.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers and directors, and other persons who own more than ten percent of our outstanding common stock, to file reports of their stock ownership and changes in their ownership with the SEC. These same people must also furnish us with copies of these reports.

     We have established procedures where the executive officers and directors (and others on their behalf) provide us with information regarding their transactions in shares of our common stock. Based on this information, we prepare and file the required ownership reports on behalf of the executive officers and directors.

     We have reviewed the reports we prepared and filed. In addition, our executive officers and directors have made written statements to us regarding their CFS stock ownership. Based on a review of these reports and statements, we believe that our executive officers and directors have fully complied with the reporting requirements of Section 16(a).

RELATED PARTY TRANSACTIONS

     Except as described below with respect to loans made by the Bank, all related party transactions for directors, executive officers and five percent shareholders must be approved by the majority of our independent directors with the related director abstaining from consideration and voting.

     The Bank offers mortgage loans to its directors, officers and employees, as well as members of their immediate families, for the financing of their primary residences and other loans. All loans are made in conformance with Section 22(h) of the Federal Reserve Act, which generally provides that any credit extended by a savings institution to its executive officers, directors and, to the extent otherwise permitted, principal shareholder(s), or any of their related interests, must be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution, (ii) does not give preference to any director, executive officer or principal shareholder, or certain affiliated interests of either, over other employees of the savings institution, and (iii) does not involve more than the normal risk of collectibility or present other unfavorable features. In addition, any loan to a related party must be made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to CFS. Loans by the Bank to directors in excess of $500,000 must be approved in advance by the Bank’s board of directors.

     The Bank employs Michael P. Prisby, the son of our chairman and chief executive officer, as its Vice President – Corporate Investment Officer. Mr. Michael Prisby’s compensation and benefits for 2007 totaled $158,685.

     We are unaware of any related party transactions other than those described above, with the exception of $120,304 paid in 2007 to Caprio-Prisby Architectural Design, Inc. for services rendered in the design of our new branch buildings and for the renovation of existing branch locations. The services performed were on 11 projects. The amount paid included approximately $42,000 of fees for work performed by unrelated third parties. Mr. Prisby’s son is a principal of this firm and all payments to the firm were approved by the independent members of the board of directors.

BOARD COMMITTEE REPORTS, POLICIES AND PROCEDURES

REPORT OF THE AUDIT COMMITTEE

     The report of the audit committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that CFS specifically incorporates the information by reference, and will not otherwise be deemed filed under these Acts.

     The audit committee of the board of directors is responsible for providing independent, objective oversight of our accounting and financial reporting functions. The committee charter can be viewed on our website at www.citz.com – Investor Relations – Corporate Governance. Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an audit report based on their audit. They are also responsible for attesting to management’s evaluation regarding internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

     The audit committee is comprised solely of independent members of our board of directors, as defined by NASDAQ listing standards and SEC rules and regulations. The members of this committee are Mr. Blaine, who serves as its chairman, Mr. Ross and Ms. Simon. All members of this committee are required to be financially literate, and at least one member must have accounting or related financial management experience. Mr. Ross has been affirmatively identified by our board of directors to be an “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act.

     The audit committee:

  reviews our systems of internal control with management, our internal auditor and our independent registered public accounting firm;

  monitors our adherence in accounting and financial reporting to generally accepted accounting principles accepted in the United States; and

  reviews the records, affairs and financial condition of CFS.

     The audit committee met three times during 2007 and has reviewed and discussed our audited financial statements with management. In addition, the committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees,” as amended by SAS No. 90 “Audit Committee Communications.” The committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 and has discussed their independence with them. Based on the review and discussions referred to above in this report, the committee recommended to the board of directors that the audited financial statements be included in its annual report on form 10-K for the year ended December 31, 2007 for filing with the SEC.

Audit Committee
Gregory W. Blaine (Chairman)
Robert R. Ross
Joyce M. Simon

NOMINATING COMMITTEE

     The nominating committee is comprised solely of independent members of our board of directors, as defined by NASDAQ listing standards. The committee charter can be viewed on our website at www.citz.com – Investor Relations – Corporate Governance. The committee met three times during 2007. The members of the committee are Mr. Lester, who serves as its chairman and Mr. Diamond. All nominations for directors of CFS were made by the committee.

     Unless an unexpected vacancy or an immediate and pressing need dictates, we generally prefer to recruit new directors from the Bank’s board of directors. We believe this allows the members of the nominating committee, all of whom also serve as members of the Bank’s board of directors, the opportunity to observe and evaluate the effectiveness, commitment and contribution of the individual prior to nominating him or her for election to our board of directors.

     The nominating committees for CFS and the Bank generally operate as a joint committee. The typical process for selecting and nominating new director candidates is as follows:

  the chairman or one or more of the other directors identifies the desirability of adding new directors and the chairman initiates the search;

  the committee evaluates prospective nominees and identifies a preferred pool of candidates;

  the committee interviews and evaluates prospective candidates; and

  the committee meets to consider and select the final candidates and recommends the slate of candidates to the board of directors.

     The nominating committee seeks a diverse group of candidates who possess the background, skills and expertise needed to make a significant contribution to CFS. Given the nature of our business, the committee seeks to recruit and retain directors with significant executive and financial experience. Desired qualities of prospective director candidates include:

     Experience (in one or more of the following):

  high-level leadership experience in business or administrative activities;

  breadth of knowledge about issues affecting our company; and

  ability and willingness to contribute special competencies to the board of directors.

     Personal attributes:

  personal integrity;

  loyalty and concern for our continued long-term success and welfare;

  willingness to apply sound independent business judgment;

  awareness of a director’s vital part in corporate citizenship and image;

  commitment to investing the time necessary to prepare for and attend meetings of the board of directors; and

  willingness to assume fiduciary responsibility.

     Qualified candidates for membership on our board of directors will be considered without regard to race, color, creed, sex, ancestry, national origin or disability. The nominating committee will review the qualifications and backgrounds of the candidates, as well as the overall composition of the board of directors, and recommend to the board of directors the slate of directors to be nominated for election at the annual meeting. The chairman of the board, acting on behalf of the full board of directors, will extend the formal invitation to become a nominee of the board of directors.

     Nominations to the board of directors may also be submitted to the nominating committee by our shareholders in accordance with our bylaws (see Shareholder Proposals and Nominations). The committee may also consider informal recommendations from shareholders regarding possible candidates for director.

     We believe the board of directors works best when operated in a spirit of collegiality, mutual respect and trust. Consequently, unsolicited recommendations regarding potential director candidates may be subject to additional scrutiny and reliable references will be required for all prospective members. The nominating committee will take special care to insure that potential candidates do not possess undisclosed motives for seeking the nomination, conflicting loyalties to special interest groups or a desire to represent a distinct subset of our shareholders.

     The chairman of the nominating committee, Mr. Lester, also serves as the lead director for CFS. The committee’s charter provides that the lead director shall consult with the chairman of the board regarding matters of concern to the board of directors including board of directors’ meeting agendas, the adequacy of information provided to the board of directors and the effectiveness of the board of directors’ meeting process. The lead director also presides at no fewer than two executive sessions of the board of directors, without the chairman being present, each year.

Nominating Committee
Frank D. Lester (Chairman)
Gene Diamond

COMPENSATION COMMITTEE

     The compensation committee was established by the board of directors in order to assist CFS in the development and oversight of human resource policies, compensation policies, incentive plans, stock benefit programs and other employee compensation and benefits issues. The committee is comprised solely of independent members of our board of directors, as defined by NASDAQ listing standards. The members of the committee are Mr. Diamond, who serves as its chairman, Mr. Lester and Ms. Simon. The committee also establishes policies regarding the compensation and benefits programs for our employees, determines the compensation and benefits to our CEO, and ratifies the compensation and benefits of our other executive officers. The committee charter can be viewed on our website at www.citz.com – Investor Relations – Corporate Governance. The committee met four times during 2007.

     The duties of the compensation committee include, among other things:

  reviewing and recommending the chief executive officer’s compensation program to the board of directors;

  designing, implementing and approving an equitable compensation and benefit program for our executives with input from the chief executive officer;

  periodically reviewing executive perquisites as a part of the executive compensation packages;

  engaging consultants to assist in the evaluation of executive job descriptions, market value compensation levels, legally accurate benefit programs and incentive programs within industry-tested parameters;

  reviewing at least annually the methods we use in setting base compensation levels;

  reviewing our disclosure in the proxy statement to ensure that the committee has satisfied its responsibilities under its charter for the prior year; and

  determining which officers, key employees and non-employee directors will be granted equity-based awards, when available, as well as the terms of the awards.

     The compensation committee meets as often as necessary to perform its duties and responsibilities. Management works with Mr. Diamond in establishing the agenda for the committee meetings and also prepares information for each committee meeting. The committee typically meets with the chief executive officer and the human resources director and will also meet with outside counsel and outside advisors, when appropriate. The committee also meets in executive session without management.

     Management plays a significant role in the compensation setting process. The most significant aspects of management’s role are: evaluating employee performance; suggesting business performance targets and objectives; approving salary levels and recommending stock awards; except for compensation for our CEO which is approved by the compensation committee.

     At the compensation committee’s request, the chief executive officer participates in committee meetings to provide: background information regarding our strategic objectives; the chief executive officer’s evaluation of the performance of our senior executive officers; and compensation for our senior executive officers (other than himself). The chief executive officer does not participate in the portions of the committee meetings where his compensation is reviewed and approved.

     The committee charter grants the compensation committee the sole and direct authority to hire and terminate its advisors and compensation consultants as well as approve their compensation. These advisors report directly to the committee. The Bank pays the committee’s advisors and consultants. The committee has for several years used the services of a compensation consultant to identify specific study groups of companies and to provide research regarding compensation programs and compensation levels among the companies in the study groups. The compensation committee typically utilizes the services of a compensation consultant on a biennial basis. For those years in which an outside consultant is not engaged, the compensation committee utilizes available public information and salary surveys to assist with its compensation analysis along with prior year reports received from its compensation consultants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Determinations regarding CFS and Bank employee compensation are made by the compensation committee, who are all independent directors. There were no compensation committee interlocks during 2007, which generally means that no executive officer of CFS served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our compensation committee.

REPORT OF THE COMPENSATION COMMITTEE

     The report of the compensation committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that CFS specifically incorporates the information by reference, and will not otherwise be deemed filed under these Acts.

     The compensation committee has reviewed the Compensation Disclosure and Analysis contained in this proxy statement with CFS management, and based on the review and discussions, the committee has recommended to the board of directors that the Compensation Disclosure and Analysis be included in CFS’ annual report on form 10-K and this proxy statement.

Compensation Committee
Gene Diamond (Chairman)
Frank D. Lester
Joyce M. Simon

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     Our Compensation Discussion and Analysis addresses the following topics: the members and role of our compensation committee; our compensation philosophy and policies regarding executive compensation; the components of our executive compensation program; and our compensation decisions for 2007.

Committee Members and Independence

     The compensation committee consists of Mr. Diamond, who serves as its chairman, Mr. Lester and Ms. Simon. The committee is comprised solely of independent members of our board of directors as defined by NASDAQ listing standards. The committee charter can be viewed on our website at www.citz.com – Investor Relations – Corporate Governance.

Committee Meetings

     The compensation committee meets as often as necessary to perform its duties and responsibilities. The committee held four meetings during fiscal 2007 and two meetings to date during fiscal 2008. Management works with Mr. Diamond in establishing the agenda for the committee meetings and also prepares information for each committee meeting. The committee typically meets with the chief executive officer and the human resources director and will also meet with outside counsel and outside advisors, when appropriate. The committee also meets in executive session without management.

     Our compensation planning process neither begins nor ends with any particular committee meeting. Compensation decisions are designed to promote our fundamental business objectives and strategy. Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.

     The compensation committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the committee as well as materials that the committee has specifically requested. Depending on the agenda for the particular meeting, these materials may include:

  calculations and reports on individual and corporate performance achievement levels and evaluations;

  reports on our strategic objectives and financial budget for future periods;

  reports on our performance versus a peer group of companies;

  information on the executive officers’ stock ownership, option holdings, restricted stock awards and benefit plans;

  information regarding equity compensation plan dilution;

  estimated values of restricted stock awards;

  tally sheets setting forth the total compensation of the named executive officers (including base salary, cash incentives, equity awards, perquisites and other compensation, and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement, under the supplemental executive retirement plan or following a change-in-control of CFS); and

  information regarding compensation programs and compensation levels of peer groups of companies identified by our compensation consultant.

Philosophy

     We believe that the skills, abilities and commitment of our executive officers are essential to our long-term success and competitiveness. The primary goal of our compensation program is to attract, retain and motivate the best people to achieve performance goals that reward management for successful performance while serving the financial interests of our company and shareholders. Our compensation philosophy is intended to align the interests of management with those of our shareholders. It is our belief that compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability.

     In determining executive compensation levels, the committee seeks to establish salary and bonus levels, when considered with other components of our compensation structure, designed to attract and retain qualified executives. The committee also considers specific annual performance criteria and the scope of the executive’s responsibilities, individual contributions, experience in the position and our financial performance in order to create compensation plans that reward executives for increasing shareholder value. The level of any base salary increase is based upon an executive’s job performance and parameters supported by our compensation consultant’s findings and publicly reported data. Bonus allocations are typically based on one or more financial metrics and the attainment of individual performance objectives.

     Generally, the compensation committee’s philosophy is to provide our executives, including the chief executive officer, with conservatively competitive base salaries combined with performance-based annual and long-term incentives in an effort to provide an appropriate balance and focus between our short-term and long-term objectives. The committee generally targets total compensation to be competitive (at the median, but not more than the 75th percentile) when measured against a range of selected comparable companies, including financial institutions in our asset size range.

     A variety of compensation elements are used to attract, retain and motivate talented individuals who can assist us in delivering high performance to our shareholders and customers. These include:

  a base salary;

  performance-based annual cash incentives;

  equity compensation plans;

  the ESOP;

  welfare benefits;

  retirement plans;

  employment agreements with change-in-control provisions; and

  supplemental executive retirement plans, the SERP plans.

     At the core of our compensation philosophy is our guiding belief that pay should be directly linked to performance. This philosophy has guided many compensation related decisions:

  A substantial portion of executive compensation (up to 40%) is contingent on, and variable with, achievement of corporate and/or individual performance objectives.

  We utilize equity awards to more closely align the interests of management and our shareholders.

  We utilize employment agreements (which include change-in-control arrangements) with some of our executives which are designed to discourage the adoption of policies that may serve to entrench management over the long-term interests of our shareholders.

  We offer a supplemental executive retirement plan to our chief executive officer in order to promote balance between his retirement compensation (which encourages his retention) and short-term cash compensation.

     We also believe that total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy:

  Total compensation is higher for executives with greater responsibility and greater ability to influence our achievement of targeted results and strategic initiatives.

  As position and responsibility increases, a greater portion of the executives’ total compensation is performance-based pay contingent on the achievement of performance objectives.

  Equity-based compensation levels are higher for executives with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Program Design

     The compensation committee has developed a compensation program which is comprised of benefits that the committee believes are typically offered to executives of financial institutions similar to CFS. The committee recognizes that attracting and retaining key executives is critical to our long term success. The committee has set certain guidelines regarding executives’ compensation and reviews each executive annually.

Compensation Should be Reasonable and Responsible

     We believe it is essential that our overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to be consistent with our constant focus on profitability, growth objectives and strategic performance objectives.

Compensation Disclosures Should be Clear and Complete

     We have decided that all aspects of executive compensation should be clearly, comprehensibly and promptly disclosed in plain English. As a consequence, compensation disclosures should provide all of the information necessary to permit shareholders to understand our compensation philosophy and our compensation-setting process.

Management’s Role in the Compensation-Setting Process

     Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are: evaluating employee performance; suggesting business performance targets and objectives; and recommending salary levels and stock awards.

     Management works with Mr. Diamond in establishing the agenda for the compensation committee meetings and also prepares meeting information for each committee meeting. The chief executive officer participates in committee meetings at the committee’s request to provide: background information regarding our strategic objectives; an evaluation of the performance of the senior executive officers; and compensation recommendations for senior executive officers (other than himself). The chief executive officer does not participate in those portions of the committee meetings where his compensation is reviewed and approved.

Committee Effectiveness

     The committee reviews, on an annual basis, its performance and the effectiveness of our compensation program in obtaining desired results.

Annual Evaluation

     During the first quarter of 2007, the compensation committee met to evaluate the performance of our chief executive officer, approve his cash bonus for 2006, and set his base salary and performance objectives for 2007. In addition the committee evaluated the performance of our other executive officers for 2006, ratified their cash incentive bonuses for 2006, ratified their base salaries for 2007 and ratified their respective performance objectives for 2007. The committee’s actions were subsequently approved by our board of directors. The committee met in January 2008 and approved our chief executive officer’s cash incentive bonus for 2007. The committee will meet during 2008 to ratify the cash incentive bonuses for 2007 to our other officers and evaluate the performance of our chief executive officer, set his base salary and performance objectives for 2008. In addition the committee will evaluate the performance of our other executive officers for 2007, ratify their base salaries for 2008 and, establish their respective performance objectives for 2008. In addition, the committee will establish equity grants and present recommendations to the board of directors for approval.

Committee Advisors and Benchmarking

     We do not believe it is appropriate to establish compensation levels primarily based on benchmarking. We believe, however, that information regarding pay practices at other companies is useful in two respects. First, we recognize that our compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors we consider in assessing the reasonableness of compensation.

     The compensation committee charter grants the committee the sole and direct authority to hire and terminate its advisors and compensation consultants and to approve their compensation. These advisors report directly to the committee but are authorized to communicate with management to obtain information. The Bank pays the committee’s advisors and consultants. The committee has for several years used the services of Watson Wyatt Worldwide as an independent compensation consultant to assess the competitiveness of the compensation of the named executive officers and the senior management group, including the chief executive officer, and to provide directional recommendations for improving the compensation program. Our consultants are also asked to identify specific study groups of companies and provide research regarding compensation programs and compensation levels among the companies in the study groups. The committee typically utilizes the services of its compensation consultant on a biennial basis. For those years in which an outside consultant is not engaged, the committee utilizes available public information and salary surveys to assist with its compensation analysis along with prior year reports received from its compensation consultants.

     In considering the compensation levels for our executive officers in 2007, the compensation committee reviewed total compensation levels of employees and executives in comparable positions at selected similar institutions and, based upon performance in their positions relative to our data, recommended base and total compensation amounts to the board of directors based on these reviews. The committee also utilized reports from our independent compensation consultants from the prior year to assist it in its compensation analysis. The report included compensation data from a peer group of 11 financial institutions with a median asset size of $1.88 billion and an observed asset range from $950 million to $2.35 billion.

     The following compensation elements (based upon publicly available data) were evaluated as a part of the review: base salary; annual incentive; total cash compensation (salary plus annual bonus opportunity); long-term incentives; and total direct compensation (sum of total cash compensation and long-term incentive opportunity).

Performance Pay

     As targeted total compensation levels are determined, we also determine the portion of total compensation that will be contingent, performance-based pay. Performance-based pay currently consists of cash bonuses under our incentive plan for achievement of specified performance objectives. On March 17, 2008, our board of directors adopted the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan subject to approval by our shareholders. We have asked our shareholders to approve our equity-based incentive plan at our 2008 annual meeting. See Proposal to Adopt the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan and Equity-Based Compensation for additional background information and a summary of the plan’s terms. Based on recommendations from our compensation consultant, we intend on using a mix of service-based and performance-based awards in the future.

Elements of Executive Compensation and 2007 Compensation Discussions

     In the following discussion we review the elements of executive compensation and discuss our 2007 compensation decisions. During 2007, the compensation committee continued to apply the compensation principles described above in determining the compensation of our named executive officers. In summary, the compensation decisions made in 2007 for the named executive officers were as follows:

  We increased base salaries for the named executive officers, on average, by 2.6% for 2007.

  We elected not to grant any stock option or other equity-based awards in 2007 due to the limited number of shares available for grant under our existing equity plans.

  Performance-based pay, on average, represented 14.3% of the base compensation paid to the named executive officers for 2007.

     We believe that these decisions are consistent with our core compensation principles of: rewarding outstanding performance; promoting the interests of long-term shareholders; and ensuring compensation is reasonable and responsible. After considering all components of the compensation paid to the named executive officers, the compensation committee has determined that the compensation paid in 2007 was reasonable and not excessive.

Base Salary

     The compensation committee believes that base salaries are a key element in attracting and retaining our management team. The committee targets base salaries to the median level to the 75th percentile for companies of similar size, performance and industry and also considers the scope of the executive’s responsibilities, individual contributions, experience in the position, internal pay equity, local competitive pricing and our financial performance. We also consider historical compensation levels, competitive pay practices at the companies in the study groups and the relative compensation levels among our executive officers. We may also consider industry conditions, corporate performance versus a peer group of companies and the overall effectiveness of our compensation program in achieving desired performance levels and individual contributions.

     Salary ranges and individual salaries for executive officers are reviewed annually, and adjusted from time to time to take into account outstanding performance, promotions and updated competitive information. The base salaries paid during 2007 to the named executive officers are shown in column (c) in the Summary Compensation Table. In setting the base salaries for 2007, we considered:

  the compensation philosophy and guiding principles described above;

  the experience and industry knowledge of the named executive officers and the quality and effectiveness of their leadership at CFS;

  all of the components of executive compensation, including base salary, incentive compensation, restricted stock awards, retirement and death benefits under the supplemental retirement plans, along with all other benefits and perquisites;

  the mix of performance pay to total compensation;

  internal pay equity;

  the base salary paid to named executive officers in comparable positions at companies in our peer group, using the 50th percentile as our point of reference; and

  the minimum base salaries of Messrs. Prisby, Cole and Darovic provided for in their employment agreements.

     No specific weighting was applied to these factors. The total increase in base salaries for the named executive officers for 2007 was $25,341 which represents an overall compensation increase of 2.6% from 2006.

Annual Management Cash Incentive Compensation Program

     The compensation committee believes that increases in the future of total compensation should be more heavily weighted toward performance-based bonuses and equity components to promote a pay-for-performance compensation framework. Annual cash incentives are paid to motivate and reward exceptional performance for the year. The incentive compensation program provides executives and key employees an opportunity to earn an annual cash bonus for achieving specified, performance-based goals established for the year. Performance goals are tied to measures of operating performance rather than appreciation in our stock price. The compensation committee engages in an active dialogue with the chief executive officer to set all parameters of our cash incentive program.

     Awards to executives are paid in cash and are based upon the compensation committee’s evaluation of each executive’s performance during the year relative to specific objectives developed at the beginning of the year. These objectives are position specific and include a mix of corporate, individual, and, where relevant, business unit measures. Each year, the process begins with establishing a target cash bonus specified as a percentage of average base compensation and setting corporate and individual performance objectives for the fiscal year. The committee reviews operating forecasts and industry outlooks, assesses the degree of difficulty in achieving specific performance objectives, ascertains the objectives are measurable and ensures the objectives are aligned with our overall strategic plan for the year. Corporate performance objectives for 2007 were “core” diluted earnings per share and “core” efficiency ratio. The following table shows the performance objectives and the percentage of an individual’s target bonus that would be received for achieving various levels of performance. If we achieve performance between two targets, we perform a mathematical interpolation to calculate the bonus payout percentage.

“Core” Earnings		“Core” Efficiency
Per Share Targets	Bonus Payout (%)	Ratio Targets	Bonus Payout (%)
$0.85	0%	70%	0%
0.87	10	68	20
0.91	25	67	30
0.95	50	66	40
1.00	75	65	50
1.04	100	64	60
1.10	150	62	80
1.15	175	60	100
1.20	200	58	120
1.25	250	56	140
1.30	300	55	150

     For 2007, we achieved “core” diluted earnings per share of $0.95 which resulted in a bonus payout at the 50% level and we achieved a “core” efficiency ratio of 67% which resulted in a bonus payout at the 30% level.

     In addition to the above targets, certain officers of CFS were eligible for additional adjustments, the “core efficiency kicker”, to their incentive compensation based on our “core” efficiency ratio.

“Core” Efficiency	Adjustment to Total
Ratio	Bonus Payout (%)
75%	(25)%
74	(20)
73	(15)
72	(10)
71	(5)
70	0
68	5
66	10
64	15
62	20
60	25

     Based on our achievement of a “core” efficiency ratio of 67%, officers eligible for the “core efficiency kicker” received an additional bonus of 7.5% of their bonus earned for the achievement of their corporate and individual performance objectives.

     After corporate and individual objectives are established for each executive, a weighted percentage is assigned for each performance objective. The incentive payments that our named executive officers could have received for their 2007 performance are set forth in columns (c) – (e) in the Grants of Plan-Based Awards Table. The actual incentives paid to each named executive officer for 2007 performance are set forth in column (g) in the Summary Compensation Table.

Equity-Based Compensation

     We believe that equity-based compensation can be an effective means of creating a long-term link between the compensation provided to executives and other key management personnel with gains realized by the shareholders. In the past, we used service-based stock options and service-based restricted stock awards as part of our compensation program. We decided, however, not to make such awards in 2006 and 2007 due to the limited number of shares available for grant under our existing plans.

     During the fourth quarter of 2007, we engaged Watson Wyatt Worldwide to assist us in designing a long-term equity incentive plan that would provide us the flexibility to grant various types of equity-based awards including performance-based awards. We believe it is essential to our future to have this flexibility in order to attract, retain, and motivate our executive officers and other key employees who make significant contributions to our success and to allow them to share in that success. Watson Wyatt Worldwide has recommended that future grants under our new plan have a mix of performance-based and service-based awards. The compensation committee intends on using a mix of performance-based and service-based awards to encourage employees to create shareholder value through the prospect of higher stock values anticipated from achieving performance goals.

     On March 17, 2008, our board of directors adopted the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan subject to approval by our shareholders. We have asked our shareholders to approve our equity-based incentive plan at our 2008 annual meeting. See Proposal to Adopt the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan for additional background information and a summary of the plan’s terms.

     If approved by our shareholders, we intend to make both performance-based and service-based awards under our equity-based incentive plan during 2008. The amount of any awards is not determinable at this time.

Severance Arrangements

     None of our named executive officers have arrangements that provide for severance payments other than those discussed in Employment Agreements.

Change-in-Control Arrangements

     All of our equity compensation plans provide that upon a change-in-control all unvested awards shall immediately become vested. All of our stock options have vested. Please refer to the Outstanding Equity Awards at Fiscal Year-End table for information regarding the value of unvested stock awards held by the named executive officers.

     We also provide for change-in-control payments to be made to Messrs. Prisby, Cole and Darovic, pursuant to their employment agreements. For a discussion of these agreements, see Employment Agreements. For a discussion of post-employment termination payments, see Potential Payments Upon Termination or Change-in-Control.

Employment Agreements

     The compensation committee also takes into consideration the employment agreements we have with Messrs. Prisby, Cole and Darovic. These agreements contain provisions that will require CFS to make payments to these officers upon the termination of their employment (other than for cause or due to a voluntary termination) or for good reason following a change-in-control. Mr. Darovic separated his employment from CFS and the Bank on January 31, 2008. For a discussion of these agreements, see Employment Agreements. For a discussion of post-employment termination payments, see Potential Payments Upon Termination or Change-in-Control.

Employee Stock Ownership Plan

     The named executive officers also participate in our Employee Stock Ownership Plan, the ESOP. The ESOP is a tax-qualified benefit plan for employees of CFS and the Bank. The ESOP affords our employees the opportunity to share in our growth and prosperity and to accumulate capital for their future economic security. The ESOP is also intended to align employee interests with those of our shareholders and afford employees the opportunity to acquire stock ownership interests via CFS common stock allocated to their ESOP accounts. During March 2007, we renegotiated the terms of the loan to the ESOP with the plan’s trustee which reduced the interest rate from 8.50% to 4.64% and extended the term of the loan by an additional eight years from 2009 to 2017. The renegotiated terms significantly reduces the number of shares allocated to plan participants on an annual basis and the associated annual expense to CFS. For the year 2007, 44,000 shares of CFS common stock were allocated to plan participants compared to 120,000 for the year 2006.

     Our employees are generally eligible to participate in the plan after 12 consecutive months of service, working a minimum of 1,000 hours in a calendar year and having attained the age of 21. Employees who meet the participation requirements and are actively employed on the last working day of the year will receive an allocation for the year. CFS’ contributions to the ESOP are subject to a five-year cliff vesting schedule. See column (i) of the Summary Compensation Table for the amounts allocated to each of the named executive officers for 2007.

Pension Benefits

     When reviewing compensation matters and developing compensation packages for Mr. Prisby and Mr. Stur, the compensation committee takes into consideration that the Bank maintains a non-contributory, tax-qualified defined benefit pension plan for eligible employees. Benefits were frozen under this plan effective March 1, 2003. In addition, employees who would have been eligible after that date were not eligible to enter the plan. Mr. Prisby and Mr. Stur are the only named executive officers who participate in the plan. Although no further benefits will accrue while the freeze remains in place, the freeze does not reduce benefits accrued prior to that date. For a further discussion of this plan, see Retirement Benefits and Pension and Supplemental Executive Retirement Plans.

Supplemental Executive Retirement Benefits

     The compensation committee also considers that CFS provides supplemental executive retirement benefits for the purpose of providing certain retirement benefits to the chief executive officer, whose benefits under our ESOP and our pension plan are limited by the Internal Revenue Code. Mr. Prisby is the only named executive officer currently participating in these plans. Annually, at his election, the benefit may be paid in a lump sum or invested in a rabbi trust established on his behalf. The rabbi trust is invested primarily in our common stock. For a further discussion of the supplemental executive retirement plan, see Pension and Supplemental Executive Retirement Plans.

401(k) Plan

     We offer a 401(k) plan which is a tax-qualified defined contribution benefit plan designed to provide retirement benefits to eligible employees. The 401(k) plan enables our employees to save and invest on a regular, long term basis. All contributions to the 401(k) plan are invested in various investment options offered by the plan as selected by the employee. For 2007, our 401(k) plan allowed for employee contributions up to 12% of their compensation, which are matched equal to 50% of the first 6% of the compensation contributed. For 2008, we will match 100% of the employee’s contribution on the first 1% of the employee’s compensation, and also will match 50% of the employee’s contribution on the next 5% of the employee’s compensation. In addition, employees will be able to defer up to 100% of their compensation. Employees fully vest in CFS’ matching contribution after two years of service.

Additional Benefits

     Executive officers participate in other employee benefit plans (e.g., life, medical and disability programs) generally available to all employees on the same terms as similarly situated employees. In addition, certain executive officers receive other additional perquisites that are described in column (i) in the Summary Compensation Table. The compensation committee requested that CFS disclose all perquisites provided to the named executive officers, even if the perquisites fall below the disclosure thresholds under SEC rules.

Compensation Policies

     Set forth below is a discussion of other policies that impact our compensation discussion.

The Tax Deductibility of Compensation Should be Maximized Where Appropriate

     CFS generally seeks to maximize the deductibility for tax purposes of all elements of compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million. We review compensation plans in light of applicable tax provisions, including Section 162(m) and Section 409A, and may revise those plans from time to time to avoid excise taxes or to maximize deductibility. We may, however, approve compensation that does not qualify for deductibility when we deem it to be in our best interest.

     The compensation committee will continue to evaluate the impact of the Section 162(m) and Section 409A provisions and to consider compensation policies and programs appropriate for an organization of our size and history in an effort to address any potential impact. The committee may determine that it is appropriate to continue to compensate an executive officer above the Section 162(m) limit for various reasons, including in circumstances of outstanding corporate or executive achievement.

Financial Restatement

     The compensation committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers and certain other employees where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, CFS will seek to recover any amount determined to have been inappropriately received by an individual.

Timing of Stock Option Grants and Restricted Stock Awards

     CFS awards all stock option grants and restricted stock awards in conjunction with compensation committee meetings which correspond with regularly scheduled board of directors meetings. Generally, the grant date for all annual awards is made after we have released earnings for the year. Our executive officers do not have any role in selecting the grant date, and the grant date of the stock options and restricted stock is always the date the committee approves the grants.

SUMMARY COMPENSATION TABLE

     The following table summarizes the total compensation paid or earned by each of the named executive officers for 2007 and 2006.

							Change in
							Pension
							Value &
							Non-qualified
Name						Non-equity	Deferred
And				Stock	Option	Incentive	Compensation	All Other
Principal			Bonus	Awards	Awards	Plan	Earnings	Compensation	Total
Position	Year	Salary($)	($)	($)	($)	Compensation($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)(1)	(f)	(g)(2)	(h)(3)	(i)(4)	(j)
Thomas F. Prisby	2007	$370,240	$—	$12,577	$—	$74,048	$137,703	$54,797	$649,365
Chairman and Chief	2006	370,240	—	12,577	—	—	139,901	63,111	585,829
Executive Officer

Charles V. Cole	2007	179,704	—	—	—	26,438	—	28,772	234,914
Executive Vice President	2006	173,331	—	—	—	25,666	—	42,010	241,007
and Chief Financial
Officer

Thomas L. Darovic	2007	174,098	—	13,800	—	27,538	—	29,721	245,157
Executive Vice President	2006	169,678	—	13,800	—	19,996	—	42,588	246,062

Gregg L. Holley	2007	147,308	—	—	—	3,973	—	29,609	180,890
Senior Vice President –	2006	134,808	—	—	—	21,842	—	33,642	190,292
Chief Lending Officer

Jeffrey C. Stur	2007	138,008	—	—	—	12,079	38,000	30,433	218,520
Senior Vice President –	2006	127,257	—	—	—	19,161	35,000	35,590	217,008
Asset Management
____________________

(1)	The amounts shown in column (e) represent the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123R for awards under our Recognition and Retention Plan granted prior to 2007. There were no awards granted during 2007 or 2006.

(2)	The amounts shown in column (g) represent the amount paid in the following year as a bonus under our incentive compensation program for the applicable years. Bonus information is discussed in further detail under Compensation Discussion and Analysis. See also the footnotes to the Grants of Plan-Based Awards table.

(3)	The amounts shown in column (h) represent the increase in the present value of the named executive officers’ benefits under the pension plan and all earnings from dividends and interest as well as changes in the market value of CFS common stock held in the SERP plans.

(4)	The amounts shown in column (i) reflect the following:

			Country Club			Restricted
	ESOP	401(k)	and Health Club	Car	Welfare	Stock
	Allocation	Match	Membership	Allowance	Benefits	Dividends
Thomas F. Prisby	$20,759	$6,750	$6,720	$7,759	$11,190	$1,619
Charles V. Cole	11,508	6,166	150	—	10,948	—
Thomas L. Darovic	12,008	5,862	1,300	3,743	4,968	1,840
Gregg L. Holley	7,545	5,074	1,333	3,156	12,501	—
Jeffrey C. Stur	14,216	4,715	—	—	11,502	—

LIFE INSURANCE

     CFS maintains a term life insurance plan for all full-time employees which provides a benefit in an amount equal to 100% of the employee’s annual earnings as defined under the plan, rounded to the next $1,000, except in the case of Mr. Prisby, who having reached age 65, has this benefit reduced by one third.

GRANTS OF PLAN-BASED AWARDS

     The following table presents information relating to 2007 non-stock grants of incentive plan awards, stock-based incentive plan awards and awards of options, restricted stock and similar instruments under performance-based plans. The table also shows the equity-based compensation awards granted in 2007 that are not performance-based where the payout or future value is tied to our stock price and not to other performance criteria. We did not grant any stock options or other equity-based awards in 2007.

								All Other	All Other	Exercise	Grant
								Stock	Option	Or	Date
								Awards:	Awards:	Base	Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	Price	Value
		Under Non-Equity			Under Equity			of Shares	Securities	of	of Stock
		Incentive Plan Awards(1)			Incentive Plan Awards			of Stock	Underlying	Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	Awards
Name (a)	(b)	(c)	(d)	(e)	(f)	(d)	(e)	(i)	(i)	(k)	(l)
Thomas F. Prisby (2)	3/26/07	—	$ 148,096	$ 444,288	—	—	—	—	—	—	—
Charles V. Cole (3)	3/26/07	—	62,947	151,073	—	—	—	—	—	—	—
Thomas L. Darovic (4)	3/26/07	—	76,241	182,978	—	—	—	—	—	—	—
Gregg L. Holley (5)	3/26/07	—	64,619	94,175	—	—	—	—	—	—	—
Jeffrey C. Stur (6)	3/26/07	—	43,218	91,839	—	—	—	—	—	—	—
____________________

(1)	The incentive plan provides for an opportunity of a cash bonus. The 2007 plan provided for a single estimated payout as target, with a maximum payout potential. The percent of payout was based on percentage of accomplishment in each assigned category as listed below. Depending on performance, awards may range from zero to 300% of target. The two categories that were part of the management incentive compensation program for 2007 were: “core” diluted earning per share and “core” efficiency ratio. For “core” diluted earnings per share, there was a maximum bonus potential of 300% of goal and for the “core” efficiency ratio there was a maximum bonus potential of 150% of the goal. In addition, certain executives were eligible to have their bonus adjusted based on the “core efficiency kicker”. For a more detailed discussion on the plan, see Annual Management Cash Incentive Compensation Plan. The amounts awarded under the plan were paid in early 2008 and are included in column (g) of the Summary Compensation Table.

(2)	Thomas F. Prisby: Performance goals were based on “core” diluted earnings per share (100%), which if achieved would result in a bonus of 40% of average earned salary base. Mr. Prisby received 50% of his targeted bonus.

(3)	Charles V. Cole: Performance goals were based on two components and assigned a weighted percentage: “core” diluted earnings per share (60%) and “core” efficiency ratio (40%), which if achieved would result in a bonus of 35% of average earned salary base. Mr. Cole received 50% of his targeted bonus for “core” diluted earnings per share and 30% of his targeted bonus for “core” efficiency ratio.

(4)	Thomas L. Darovic: Performance goals were based on two components and assigned a weighted percentage: “core” diluted earnings per share (60%) and “core” efficiency ratio (40%), which if achieved would result in a bonus of 35% of average earned salary base. Mr. Darovic received 50% of his targeted bonus for “core” diluted earnings per share and 30% of his targeted bonus for “core” efficiency ratio. In addition, Mr. Darovic’s cash incentive earned for achievement of “core” diluted earnings per share and “core” efficiency ratio was increased by 7.5% resulting from his participation in the “core efficiency kicker”.

(5)	Gregg L. Holley: Performance goals were based on two components and assigned a weighted percentage: “core” diluted earnings per share (14%) and business unit performance objectives (86%), which if achieved would result in a bonus of 35% of average earned salary base. Mr. Holley’s business unit performance objectives included loan and deposit growth and credit quality metrics. Mr. Holley received 50% of his targeted bonus for the “core” diluted earnings per share component and no bonus for his business unit performance objectives. In addition, Mr. Holley’s cash incentive earned for achievement of “core” diluted earnings per share was increased by 7.5% resulting from his participation in the “core efficiency kicker”.

(6)	Jeffrey C. Stur: Performance goals were based on three components and assigned a weighted percentage: “core” diluted earnings per share (50%), “core” efficiency ratio (25%), and individual performance objectives (25%), which if achieved would result in a bonus of 25% of average earned salary base. Mr. Stur’s individual performance objectives were mainly related to reducing non-performing assets. Mr. Stur received 50% of his targeted bonus for “core” diluted earnings per share and 30% of his targeted bonus for “core” efficiency ratio. Mr. Stur did not receive a bonus for his individual performance objectives.

OUTSTANDING EQUITY AWARDS AT YEAR-END

     The following table summarizes for each named executive officer the number of shares of our common stock subject to outstanding stock options and stock awards that were unexercised or unvested at December 31, 2007.

Option Awards						Stock Awards
									Equity
			Equity					Equity	Incentive
			Incentive				Market	Incentive	Plan Awards:
			Plan Awards:				Value of	Plan Awards:	Market or
			Number of				Shares	Number of	Payout Value
	Number of	Number of	Securities			Number	or Units	Unearned	of Unearned
	Securities	Securities	Underlying			of Shares	of Stock	Shares, Units	Shares, Units
	Underlying	Underlying	Unexercised			or Units of	That	or Other	or Other
	Unexercised	Unexercised	and	Option	Option	Stock That	Have Not	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Vested	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	($)	Vested (#)	Vested ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Thomas F. Prisby	160,000	—	—	$10.00	4/6/2009	—	—	800 (2)	$11,752 (4)
	28,000	—	—	8.50	5/15/2010	—	—	210 (2)	3,085 (4)
	35,000	—	—	11.25	4/27/2011	—	—	—	—
	20,000	—	—	13.49	2/18/2012	—	—	—	—
	35,000	—	—	13.99	5/19/2013	—	—	—	—
	25,000	—	—	14.64	4/7/2014	—	—	—	—
	11,145	—	—	13.48	7/25/2015	—	—	—	—

Charles V. Cole	15,000	—	—	14.76	12/15/2013	—	—	—	—
	15,000	—	—	14.64	4/7/2014	—	—	—	—
	20,000	—	—	13.48	7/25/2015	—	—	—	—

Thomas L. Darovic	15,000	—	—	13.43	4/1/2012	—	—	1,000 (3)	14,690 (4)
	5,000	—	—	13.92	8/27/2012	—	—	—	—
	15,000	—	—	13.99	5/19/2013	—	—	—	—
	17,500	—	—	14.64	4/7/2014	—	—	—	—
	16,500	—	—	13.48	7/25/2015	—	—	—	—

Gregg L. Holley	15,000	—	—	13.48	7/25/2015	—	—	—	—

Jeffrey C. Stur	25,000	—	—	10.00	4/6/2009	—	—	—	—
	5,000	—	—	8.44	3/20/2010	—	—	—	—
	10,000	—	—	11.25	4/27/2011	—	—	—	—
	5,000	—	—	13.49	2/18/2012	—	—	—	—
	10,000	—	—	13.99	5/19/2013	—	—	—	—
	6,000	—	—	14.64	4/7/2014	—	—	—	—
	8,000	—	—	13.48	7/25/2015	—	—	—	—
____________________

(1)	All of the option awards fully vested on September 26, 2005.

(2)	Mr. Prisby’s Recognition and Retention Plan awards vest as follows: 905 on April 1, 2008 and 105 on April 1, 2009.

(3)	Mr. Darovic’s Recognition and Retention Plan awards were forfeited upon his separation of employment on January 31, 2008 but he received a payment of $12,500 for these shares. See Employment Agreements.

(4)	The market value was computed by multiplying the number of shares by the closing price ($14.69) of our common stock on the last trading day of 2007.

OPTION EXERCISES AND STOCK VESTED

     The following table summarizes for each named executive officer the number of shares acquired and amounts received upon exercise of options or the vesting of stock awards for 2007.

	Option Awards		Stock Awards
	Number		Number
	of Shares		of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)
(a)	(b)	(c)(1)	(d)	(e)(2)
Thomas F. Prisby	—	$ —	905	$ 13,520
Charles V. Cole	—	—	—	—
Thomas L. Darovic	—	—	1,000	14,940
Gregg L. Holley	—	—	—	—
Jeffrey C. Stur	—	—	—	—
____________________

(1)	The amount represents the aggregate amount realized which was determined by subtracting the exercise price of the options from the market price on the date the options were exercised.

(2)	The amount represents the aggregate amount realized which was determined by multiplying the number of shares by the market value as of the vesting date.

NONQUALIFIED DEFERRED COMPENSATION

     The following table summarizes the amount of non-qualified deferred compensation that CFS is obligated to pay to each named executive officer, including the full amount of earnings for 2007.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals /	Balance at
Name	in Last FY ($)	in Last FY ($)	Last FY ($)	Distributions	Last FYE ($)
(a)	(b)	(c)	(d)(1)	($) (e)	(f)(2)
Thomas F. Prisby	$ —	$ —	$40,530	$ —	$1,097,946
Charles V. Cole	—	—	—	—	—
Thomas L. Darovic	—	—	—	—	—
Gregg L. Holley	—	—	—	—	—
Jeffrey C. Stur	—	—	—	—	—
____________________

(1)	All of the amounts reported in column (d) were reported in column (h) of the Summary Compensation Table.

(2)	The amounts shown in column (f) represent two plans: pension SERP and ESOP SERP. Earnings include dividends and interest as well as changes in the market value of CFS common stock held.

RETIREMENT BENEFITS

     CFS has a 401(k) plan which is a tax-qualified defined contribution benefit plan designed to provide retirement benefits to eligible employees. The 401(k) plan allows eligible employees to contribute a portion of their salary to the plan. CFS matches a portion of each employee’s contributions to the plan.

     CFS maintains an ESOP which allows eligible employees to receive an allocation and share units based upon a percentage of eligible compensation and accrued dividends on previously allocated shares.

     The Bank maintains a non-contributory, tax-qualified defined benefit pension plan, the retirement plan, for eligible employees. All salaried employees age 21 or older who have completed at least one year of service are eligible to participate in the retirement plan. The retirement plan provides a benefit for each participant, including our named executive officers, equal to 1.5% of the participant’s highest average annual compensation during any 60 consecutive calendar months multiplied by the participant’s years (and any fraction thereof) of eligible employment. A participant is fully vested in his or her benefit under the retirement plan after five years of service. The retirement plan is funded by the Bank on an actuarial basis, and all assets are held in trust by the retirement plan trustee.

     Benefits were frozen under this plan effective March 1, 2003. In addition, employees eligible for the plan after that date are not eligible to enter the plan. Although no further benefits will accrue while the freeze remains in place, the freeze does not reduce the benefits accrued prior to that date.

     Messrs. Cole, Darovic and Holley are not eligible to participate in the pension plan.

PENSION AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     The following table sets forth, in specified years of credited service, the estimated present value of accumulated benefits under the Bank’s qualified defined benefit pension plan as supplemented by the supplemental benefit plan adopted by the Bank. The benefits under the qualified defined benefit plan were frozen in 2003.

		Number of	Present Value	Payments
		Years	of	During
		Credited	Accumulated	Last Fiscal
		Service	Benefits	Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)(1)	(e)
Thomas F. Prisby	Pension Plan	20	$920,000	$—
	Pension SERP	—	770,395	—
	ESOP SERP	—	327,551	17,173
Charles V. Cole (2)	Pension Plan	—	—	—
	Pension SERP	—	—	—
	ESOP SERP	—	—	—
Thomas L. Darovic (2)	Pension Plan	—	—	—
	Pension SERP	—	—	—
	ESOP SERP	—	—	—
Gregg L. Holley (2)	Pension Plan	—	—	—
	Pension SERP	—	—	—
	ESOP SERP	—	—	—
Jeffrey C. Stur	Pension Plan	29	531,000	—
	Pension SERP	—	—	—
	ESOP SERP	—	—	—
____________________

(1)	The present value is calculated at December 31, 2007 using the following assumptions: 50% at 7.75% discount and 50% at 5.00% discount.

(2)	Messrs. Cole, Darovic and Holley do not participate in the pension plan or the SERP plans. Mr. Stur does not participate in the SERP plans.

     The pension plan benefits shown in the table represent the net present value of the executive’s accumulated pension benefits (i.e., benefits in respect to service prior to 2007). Benefits under the plan generally may be paid as a monthly annuity for the life of the participant (or the lives of the participant and their spouse) or in the form of an actuarially equivalent lump sum payment. The annual pension benefit is the product of (1) the participant’s number of years of credited benefit service, multiplied by (2) the sum of 1.5% of that portion of the participant’s covered compensation after 1998 and 2% of the participant’s covered compensation before that year. Compensation covered by the plan is the average of compensation, as limited by the Internal Revenue Code, for the five consecutive years of employment which produce the highest such average. Benefits under the plan were frozen in 2003.

     The supplemental executive retirement plans, the SERP plans, provide for supplemental benefits to certain employees whose benefits under the retirement plan or the ESOP are reduced by limitations imposed by the Internal Revenue Code. The supplemental benefits equal the amount of additional benefits the participants would receive if there were no income limitations imposed by the Internal Revenue Code. From time to time, our board of directors may designate the executive officers that may participate in these SERP plans. We have established rabbi trusts with an independent financial institution to satisfy our obligations under the SERP plans. The assets of the rabbi trusts are subject to the claims of our general creditors in the event of insolvency, and the trustee must invest substantially all of the trusts’ assets in CFS common stock. Mr. Prisby is the only named executive officer currently participating in the SERP plans. Annually, at his election, the benefit may be paid in a lump sum or invested in the rabbi trusts established on his behalf. Upon retirement, Mr. Prisby will be fully vested in the assets held in the rabbi trusts and entitled to distribution of the assets as provided for in the SERP plans.

EMPLOYMENT AGREEMENTS

     On July 1, 2006, CFS and the Bank entered into new employment agreements with Messrs. Prisby, Cole and Darovic. These agreements superseded existing employment agreements between CFS, the Bank and each of these three named executive officers. Under these agreements, CFS and the Bank agreed to employ Messrs. Prisby, Cole and Darovic for a term of 36, 18 and 12 months, respectively, in each of their current respective positions. The agreements provide Messrs. Prisby, Cole and Darovic a current base salary of $370,240, $177,000 and $171,000, respectively.

     On December 31, 2007, the Bank entered into a separation agreement, the Agreement, regarding Mr. Darovic’s employment which supersedes his employment agreement dated July 2006. Pursuant to the Agreement, Mr. Darovic’s employment with CFS and the Bank ended effective at the close of business on January 31, 2008. Mr. Darovic is entitled to receive separation payments totaling $196,449 along with health and dental benefits coverage continuing for one full year from the date of the Agreement and a payment totaling $6,316 which represents the premium for one year for life insurance and long-term disability coverage. Mr. Darovic also received $12,500 due to the forfeiture of his unvested restricted stock award totaling 1,000 shares. In addition, Mr. Darovic received a fiscal year 2007 bonus under the Annual Management Cash Incentive Plan. Mr. Darovic received $27,538 under this plan which is included in column (g) of the Summary Compensation Table.

     The employment agreements described above are reviewed annually by the compensation committee. All of the employment agreements with CFS are extended daily for successive one-day periods until CFS provides notice to the named executive officer that it does not wish to extend the employment term. The Bank agreements are reviewed each year and may be extended for no more than one additional year.

     Employment under these agreements can be terminated by the named executive officer, CFS or the Bank at any time without cause. The executives will have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by CFS and the Bank for cause, disability, retirement or death.

     Messrs. Prisby and Cole will be entitled to a cash severance amount if either executive terminates his respective employment because:

  of the failure of CFS or the Bank to comply with any material provision of the employment agreement;

  the employment agreement is terminated by CFS or the Bank other than for cause, disability, retirement or death; or

  as a result of certain adverse actions which are taken with respect to the executive’s employment following a change-in-control of CFS.

     Except as noted below, the cash severance amount is based upon a three-year average of the executive’s base salary, bonus and amounts allocated to them under any qualified employee benefit plan in the following amounts:

  Thomas F. Prisby – 300% of average annual compensation

  Charles V. Cole – 150% of average annual compensation

     In the event that any of the payments to be made under the employment agreements or otherwise upon termination of employment are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, and the payments will cause the affected named executive officer to incur an excise tax under the Code, CFS has agreed to fully reimburse the executive for the amount of the excise tax.

     A change-in-control is defined in the employment agreements to include any change-in-control of CFS that is required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 20% or more of our outstanding voting securities and (ii) a change in a majority of our directors during any three-year period without the approval of at least two-thirds of our directors at the beginning of the three-year period.

     Mr. Prisby’s agreement also provides that if his employment is terminated due to disability or retirement, we will provide all existing life and medical insurance coverage until he and his spouse become eligible for Medicare. If Mr. Prisby dies during the term of the agreement or following his disability or retirement, we will provide medical insurance coverage for his spouse until she is eligible for Medicare. The agreement with Mr. Cole provides that he will receive medical insurance coverage for the balance of the term of the agreement if the agreement is terminated without cause by CFS.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

     The tables below reflect the amount of compensation to be paid to each of our named executive officers in the event of termination of the executive’s employment. The amount of compensation payable to each executive upon voluntary termination, early retirement, normal retirement, involuntary not-for-cause termination, for cause termination, termination following a change-in-control and in the event of disability or death of the executive is shown below. The amounts shown are presented as if the termination was effective on December 31, 2007 and includes amounts earned through that date. The amounts are estimates of what would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time each executive separates from CFS and the Bank.

Payments Made Upon Termination

     Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. These amounts include:

  non-equity incentive compensation earned during the year;

  amounts contributed under the 401(k) plan;

  unused vacation pay;

  amounts accrued and vested through our SERP plans; and

  amounts accrued and vested through our ESOP.

Payments Made Upon Retirement

     In the event of the retirement of Messrs. Prisby or Cole, in addition to the items identified above, each will continue to receive health and welfare benefits for the term specified in his employment agreement.

Payments Made Upon Death or Disability

     In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings Payments Made Upon Termination and Payments Made Upon Retirement above, the executive will receive benefits under our disability plan or payments under our life insurance plan, as appropriate.

Payments Made Upon a Change-in-Control

     We have entered into employment agreements with Messrs. Prisby and Cole. Pursuant to these agreements, if an executive’s employment is terminated following a change-in-control (other than termination by CFS for cause or by reason of death or disability) or if the executive terminates his employment in certain circumstances defined in the agreement which constitute “good reason” or due to a material breach of the agreement, in addition to the benefits listed under the heading Payments Made Upon Termination, the executive will receive the following:

  a lump sum severance payment ranging from 150% to 300% of the sum of the executive’s average annual compensation (the average over the last three years of the executive’s base salary, cash bonuses and amounts allocated to the executive under qualified employee benefit plans of CFS);

  for the period specified in his agreement, at our cost, continued participation in all life insurance, health and accident insurance, disability insurance and other employee benefit programs he participated in (other than stock option and stock award plans, bonuses and other compensation included in the calculation of the average annual compensation and other benefits included in the calculation of the average annual compensation);

  if the change-in-control payments constitute a parachute payment within the meaning of Section 280G(b) (2) of the Internal Revenue Code, a gross-up payment designed to reimburse the executive for any excise taxes imposed on the payment; and

  all stock options and stock awards held by the executive will automatically vest and become exercisable.

     The following table shows the potential payments upon termination or change-in-control for Mr. Prisby.

						Involuntary
						for Good
				Involuntary		Reason
		Early	Normal	Not For		Termination
	Voluntary	Retirement	Retirement	Cause	For Cause	(Change-in-
Executive Benefits and	Termination	on	on	Termination	Termination	Control)	Disability	Death
Payments Upon	on	12/31/2007	12/31/2007	on	on	on	on	on
Separation	12/31/2007	(1)	(1)	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007
Compensation:
Incentive compensation	$74,048	$ —	$74,048	$—	$—	$74,048	$74,048	$74,048
Stock options	—	—	—	—	—	—	—	—
Benefits & Perquisites:
Stock awards – RRP (2)	14,837	—	14,837	14,837	14,837	14,837	14,837	14,837
Savings plan – 401(k) (3)	781,675	—	781,675	781,675	781,675	781,675	781,675	781,675
Retirement plans – pension (4)	920,000	—	920,000	920,000	920,000	920,000	—	886,812
Retirement plans – ESOP (5)	334,741	—	334,741	334,741	334,741	334,741	334,741	334,741
SERP plans (6)	1,097,946	—	1,097,946	1,097,946	1,097,946	1,097,946	1,097,946	1,097,946
Healthcare benefits (7)	29,680	—	—	29,680	—	29,680	—	29,680
Disability income (8)	—	—	—	924	—	924	176,191	—
Life insurance benefits (9)	—	—	—	849	—	849	—	260,000
Excise tax & gross-up	—	—	—	—	—	—	—	—
Cash severance	—	—	—	1,384,705	—	1,384,705	—	—
Accrued vacation pay	—	—	—	—	—	—	—	—
____________________

(1)	Mr. Prisby has reached normal retirement age.

(2)	Reflects the value of all unvested Recognition and Retention Plan shares that would vest.

(3)	Reflects the value of Mr. Prisby’s 401(k) plan.

(4)	Reflects the present value of accumulated benefits under our pension plan; except the amount reflected under the heading “Death”, which represents the active service death benefit under the plan.

(5)	Reflects the value of Mr. Prisby’s ESOP allocations.

(6)	Reflects the value of rabbi trusts established to fund our obligations under our SERP plans.

(7)	Reflects the estimated cost of all future premiums which will be paid on behalf of Mr. Prisby under our healthcare plans.

(8)	Reflects the estimated cost of all future premiums which will be paid on behalf of Mr. Prisby under our disability plan; except the amount reflected under the heading “Disability”, which represents the estimated present value of all future payments Mr. Prisby would be entitled to receive under our disability program. Mr. Prisby would be entitled to receive $10,001 per month for 18 months.

(9)	Reflects the estimated cost of all future premiums which will be paid on behalf of Mr. Prisby under our life insurance plan; except the amount reflected under the heading “Death”, which represents the estimated present value of the proceeds payable to Mr. Prisby’s beneficiaries upon his death.

     The following table shows the potential payments upon termination or change-in-control for Mr. Cole.

						Involuntary
						for Good
				Involuntary		Reason
		Early	Normal	Not For		Termination
	Voluntary	Retirement	Retirement	Cause	For Cause	(Change-in-
Executive Benefits and	Termination	on	on	Termination	Termination	Control)	Disability	Death
Payments Upon	on	12/31/2007	12/31/2007	on	on	on	on	on
Separation	12/31/2007	(1)	(1)	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007
Compensation:
Incentive plan	$26,438	$ —	$ —	$—	$—	$26,438	$26,438	$26,438
Stock options	—	—	—	—	—	—	—	—

Benefits & Perquisites:
Stock awards – RRP	—	—	—	—	—	—	—	—
Savings plan – 401(k) (2)	78,314	—	—	78,314	78,314	78,314	78,314	78,314
Retirement plans – pension	—	—	—	—	—	—	—	—
Retirement plans - ESOP (3)	—	—	—	—	—	83,850	83,850	83,850
SERP plans	—	—	—	—	—	—	—	—
Healthcare benefits (4)	—	—	—	21,384	—	21,384	—	—
Disability income (5)	—	—	—	594	—	594	1,515,116	—
Life Insurance benefits (6)	—	—	—	432	—	432	—	206,000
Excise tax & gross-up	—	—	—	—	—	—	—	—
Cash severance	—	—	—	343,793	—	343,793	—	—
Accrued vacation pay	—	—	—	—	—	—	—	—
____________________

(1)	Mr. Cole has not met early or normal retirement eligibility requirements.

(2)	Reflects the value of Mr. Cole’s 401(k) plan.

(3)	Reflects the value of Mr. Cole’s ESOP allocations.

(4)	Reflects the estimated cost of all future premiums which will be paid on behalf of Mr. Cole under our healthcare plans.

(5)	Reflects the estimated cost of all future premiums which will be paid on behalf of Mr. Cole under our disability plan; except the amount reflected under the heading “Disability”, which represents the estimated present value of all future payments Mr. Cole would be entitled to receive under our disability program. Mr. Cole would be entitled to receive $10,001 per month until he reaches age 65.

(6)	Reflects the estimated cost of all future premiums which will be paid on behalf of Mr. Cole under our life insurance plan; except the amount reflected under the heading “Death”, which represents the estimated present value of the proceeds payable to Mr. Cole’s beneficiaries upon his death.

     The following table shows the potential payments upon termination or change-in-control for Mr. Darovic. Mr Darovic’s employment with CFS and the Bank ended effective at the close of business on January 31, 2008. See Employment Agreements for a discussion of his separation agreement.

						Involuntary
						for Good
				Involuntary		Reason
		Early	Normal	Not For		Termination
	Voluntary	Retirement	Retirement	Cause	For Cause	(Change-in-
Executive Benefits and	Termination	on	on	Termination	Termination	Control)	Disability	Death
Payments Upon	on	12/31/2007	12/31/2007	on	on	on	on	on
Separation	12/31/2007	(1)	(1)	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007
Compensation:
Incentive plan	$27,538	$27,538	$ —	$—	$—	$27,538	$27,538	$27,538
Stock options	—	—	—	—	—	—	—	—

Benefits & Perquisites:
Stock awards – RRP (2)	—	—	—	—	—	14,690	—	—
Savings plan – 401(k) (3)	116,687	116,687	—	116,687	116,687	116,687	116,687	116,687
Retirement plans – pension	—	—	—	—	—	—	—	—
Retirement plans – ESOP (4)	110,671	110,671	—	110,671	110,671	110,671	110,671	110,671
SERP plans	—	—	—	—	—	—	—	—
Healthcare benefits (5)	—	—	—	5,292	—	5,292	—	—
Disability income (6)	—	—	—	396	—	396	807,423	—
Life insurance benefits (7)	—	—	—	286	—	286	—	204,000
Excise tax & gross-up	—	—	—	—	—	—	—	—
Cash severance	—	—	—	225,727	—	225,727	—	—
Accrued vacation pay	—	—	—	—	—	—	—	—
____________________

(1)	Mr. Darovic has not met normal retirement eligibility requirements.

(2)	Reflects the value of all unvested Recognition and Retention Plan shares that would vest.

(3)	Reflects the value of Mr. Darovic’s 401(k) plan.

(4)	Reflects the value of Mr. Darovic’s ESOP allocation.

(5)	Reflects the estimated cost of all future premiums which will be paid on behalf of Mr. Darovic under our healthcare plans.

(6)	Reflects the estimated cost of all future premiums which will be paid on behalf of Mr. Darovic under our disability plan; except the amount reflected under the heading “Disability”, which represents the estimated present value of all future payments Mr. Darovic would be entitled to receive under our disability program. Mr. Darovic would be entitled to receive $10,001 per month until he reaches age 65.

(7)	Reflects the estimated cost of all future premiums which will be paid on behalf of Mr. Darovic under our life insurance plan; except the amount reflected under the heading “Death”, which represents the estimated present value of the proceeds payable to Mr. Darovic’s beneficiaries upon his death.

     The following table shows the potential payments upon termination or change-of-control for Mr. Holley.

Involuntary
for Good
				Involuntary		Reason
		Early	Normal	Not For		Termination
	Voluntary	Retirement	Retirement	Cause	For Cause	(Change-in-
Executive Benefits and	Termination	on	on	Termination	Termination	Control)	Disability	Death
Payments Upon	on	12/31/2007	12/31/2007	on	on	on	on	on
Separation	12/31/2007	(1)	(1)	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007
Compensation:
Incentive compensation	$3,973	$ —	$ —	$—	$—	$—	$3,973	$3,973
Stock options	—	—	—	—	—	—	—	—

Benefits & Perquisites:
Stock awards – RRP	—	—	—	—	—	—	—	—
Savings plan – 401(k) (2)	33,075	—	—	33,075	33,075	33,075	33,075	33,075
Retirement plans – pension	—	—	—	—	—	—	—	—
Retirement plans – ESOP (3)	—	—	—	—	—	23,953	23,953	23,953
SERP plans	—	—	—	—	—	—	—	—
Healthcare benefits	—	—	—	—	—	—	—	—
Disability income (4)	—	—	—	—	—	—	1,042,964	—
Life insurance benefits (5)	—	—	—	—	—	—	—	148,000
Excise tax & gross-up	—	—	—	—	—	—	—	—
Cash severance	—	—	—	—	—	—	—	—
Accrued vacation pay	—	—	—	—	—	—	—	—
____________________

(1)	Mr. Holley has not met early or normal retirement eligibility requirements.

(2)	Reflects the value of Mr. Holley’s 401(k) plan.

(3)	Reflects the value of Mr. Holley’s ESOP allocations.

(4)	Reflects the estimated present value of all future payments which Mr. Holley would be entitled to receive under our disability program. Mr. Holley would be entitled to receive $8,184 per month until he reaches age 65.

(5)	Reflects the estimated present value of the proceeds payable under our life insurance plan to Mr. Holley’s beneficiaries upon his death.

     The following table shows the potential payments upon termination or change-in-control for Mr. Stur.

						Involuntary
						for Good
				Involuntary		Reason
		Early	Normal	Not For		Termination
	Voluntary	Retirement	Retirement	Cause	For Cause	(Change-in-
Executive Benefits and	Termination	on	on	Termination	Termination	Control)	Disability	Death
Payments Upon	on	12/31/2007	12/31/2007	on	on	on	on	on
Separation	12/31/2007	(1)	(1)	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007
Compensation:
Incentive compensation	$12,079	$12,079	$ —	$—	$—	$—	$12,079	$12,079
Stock options	—	—	—	—	—	—	—	—

Benefits & Perquisites:
Stock awards – RRP	—	—	—	—	—	—	—	—
Savings plan – 401(k) (2)	348,773	—	—	348,773	348,773	348,773	348,773	348,773
Retirement plans – pension (3)	531,000	531,000	—	531,000	531,000	531,000	357,656	630,792
Retirement plans – ESOP (4)	226,134	226,134	—	226,134	226,134	226,134	226,134	226,134
SERP plans	—	—	—	—	—	—	—	—
Healthcare benefits	—	—	—	—	—	—	—	—
Disability income (5)	—	—	—	—	—	—	515,041	—
Life insurance benefits (6)	—	—	—	—	—	—	—	145,000
Excise tax & gross-up	—	—	—	—	—	—	—	—
Cash severance	—	—	—	—	—	—	—	—
Accrued vacation pay	—	—	—	—	—	—	—	—
____________________

(1)	Mr. Stur has not met normal retirement eligibility requirements.

(2)	Reflects the value of Mr. Stur’s 401(k) plan.

(3)	Reflects the present value of accumulated benefits under our pension plan; except the amount reflected under the heading “Disability”, which represents the estimated present value of all future payments Mr. Stur would be entitled to receive under the plan and except the amount reflected under the heading “Death”, which represents the active service death benefit under the plan.

(4)	Reflects the value of Mr. Stur’s ESOP allocations.

(5)	Reflects the estimated cost of all future premiums which will be paid on behalf of Mr. Stur under our disability plan; except the amount reflected under the heading “Disability”, which represents the estimated present value of all future payments Mr. Stur would be entitled to receive under our disability program. Mr. Stur would be entitled to receive $8,007 per month until he reaches age 65.

(7)	Reflects the estimated present value of the proceeds payable under our life insurance plan to Mr. Stur’s beneficiaries upon his death.

DIRECTOR COMPENSATION

     We pay our directors who are not CFS employees an annual retainer of $6,000 for service on our board of directors and $20,000 for service on the Bank’s board of directors. We also pay members of the compensation committee $550 per committee meeting attended; the compensation committee chairman receives an additional $100 per meeting that he presides over. We pay audit committee members $750 per committee meeting attended; the audit committee chairman receives an additional $250 per meeting that he presides over. Nominating committee members receive $200 per meeting attended. Directors attending executive committee meetings receive $200 per meeting attended. Asset liability management committee members receive $400 per committee meeting attended. Occasionally, committee members may receive smaller stipends for abbreviated committee meetings at the discretion of the respective committee’s chairman.

     Mr. Prisby, our chairman of the board, is not compensated for attending any meetings of the board of directors. Director compensation is subject to periodic adjustment by the board of directors. All members of our board of directors also serve as members of the Bank’s board of directors.

DIRECTOR COMPENSATION TABLE

     The following table details the compensation earned by each non-employee director of CFS, either from CFS or the Bank, during 2007.

					Change in
					Pension Value
				Non-Equity	and Nonqualified
				Incentive Plan	Deferred	All Other
	Fees Earned or	Stock Awards	Option	Compensation	Compensation	Compensation
Name	Paid in Cash ($)	Granted ($)	Awards ($)	($)	Earnings	($)	Total ($)
(a)	(b)	(c)(1)	(d)	(e)	(f)(2)	(g)(3)	(h)
Gregory W. Blaine	$30,100	$—	$—	$—	$—	$—	$30,100
Gene Diamond	28,850	—	—	—	—	—	28,850
Frank D. Lester	28,450	11,040	—	—	1,100	1,472	42,062
Robert R. Ross	33,950	—	—	—	—	—	33,950
Joyce M. Simon	30,550	—	—	—	1,327	—	31,877
____________________

(1)	The amounts shown in column (c) represent the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123R for awards under our Recognition and Retention Plan granted prior to 2007. There were no awards granted during 2007.

(2)	The amounts shown in column (f) represent all earnings from dividends and interest as well as changes in the market value of CFS common stock held in the rabbi trusts under the director’s deferred compensation plan.

(3)	The amounts shown in column (g) represent the accumulated dividends earned on the Recognition and Retention Plan shares that vested in 2007.

     The following table presents the number of shares of common stock subject to outstanding options that were unexercised or unvested at December 31, 2007 for each director.

			Equity Incentive	Equity Incentive Plan
	Number of		Plan Awards:	Awards: Market
	Securities		Number of	or Payout Value of
	Underlying	Average	Unearned Shares,	Unearned Shares,
	Unexercised	Option	Units or Other	Units or Other Rights
	Options (#)	Exercise	Rights That Have	That Have Not
	Exercisable	Price	Not Vested (#)	Vested ($)
Name (a)	(b)	(c)	(e)	(f)(1)
Gregory W. Blaine	32,000	$12.19	—	$—
Gene Diamond	32,000	12.19	—	—
Frank D. Lester	27,000	12.92	800	11,752
Robert R. Ross	16,000	14.35	—	—
Joyce M. Simon	16,000	14.35	—	—
____________________

(1)	The market value was computed by multiplying the number of shares awarded under our Recognition and Retention Plan by the closing price ($14.69) of our common stock on the last trading day of 2007.

DEFERRED DIRECTOR’S COMPENSATION PLAN

     All non-employee directors may choose to defer some or all of their annual compensation and receive the amounts due to them following retirement as a director. The deferred amounts are placed in rabbi trusts established by CFS to fund its obligations under the plan. All trust assets are primarily invested in CFS common stock but remain subject to the claims of our general creditors.

SHAREHOLDER PROPOSALS AND NOMINATIONS

SUBMISSION OF SHAREHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR THE NEXT ANNUAL MEETING

     Our 2009 annual meeting of shareholders is scheduled to be held on April 28, 2009. That date is subject to change. If you intend to present a proposal at the 2009 annual meeting, and you wish to have the proposal included in the proxy statement for that meeting, you must submit the proposal in writing to our Corporate Secretary at 707 Ridge Road, Munster, Indiana 46321. The Corporate Secretary must receive this proposal no later than November 18, 2008. Any such proposal would be subject to Rule 14a-8 under the Securities Exchange Act of 1934.

     If you want to present a proposal at the 2009 annual meeting, without including the proposal in the proxy statement, you must provide written notice to the Corporate Secretary at the address given above. The Corporate Secretary must receive this notice no later than November 18, 2008. Director nominations may be made at the annual meeting of shareholders only by or at the direction of the board of directors or by any shareholder entitled to vote at the meeting who has complied with this procedure.

     Each notice of a proposal must include:

  a brief description of the matter to be brought before the meeting;

  the reasons for bringing the matter before the meeting;

  your name, address, the class and number of shares of CFS common stock you own; and

  any material interest you may have in the proposal.

     Notice of a nomination must include:

  your name, address, the class and number of shares of CFS common stock you own;

  the name, age, business address, residential address and principal occupation of the nominee;

  the number of shares beneficially owned by the nominee;

  the nominee’s consent to be elected and to serve; and

  information that would be required to be disclosed in the solicitation of proxies for the election of directors under the federal securities laws.

     CFS may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

For the Board of Directors,

MONICA F. SULLIVAN
Vice President - Corporate Secretary

Munster, Indiana
March 17, 2008

CFS BANCORP, INC.
2008 OMNIBUS EQUITY INCENTIVE PLAN

SECTION 1

PURPOSE AND DURATION

     1.1. Establishment of the Plan. CFS Bancorp, Inc., an Indiana corporation, hereby establishes an equity-based incentive compensation plan to be known as the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan, set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and Performance Shares. This Plan and the grant of Awards hereunder are expressly conditioned upon the Plan’s approval by the shareholders of the Company. The Plan is adopted effective as of January 1, 2008; however, no Options may be exercised and no other Award may be exercised or otherwise paid, vested or earned until the Plan has been approved by a majority of the Shares of the Company represented at the shareholder’s meeting at which approval of the Plan is considered, as specified in Section 10.2.

     1.2. Purposes of the Plan. The purposes of this Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of the Participants, through the ownership of Shares and through other incentives, with the interests of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

SECTION 2

DEFINITIONS

     For purposes of this Plan, the following words and phrases will have the following meanings unless a different meaning is plainly required by the context:

     2.1. “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder includes such section or regulation, any valid regulation promulgated under such section and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.2. “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships, limited liability companies, joint ventures and Subsidiaries) controlling, controlled by or under common control with the Company.

     2.3. “Affiliated SAR” means a SAR that is granted in connection with a related Option, and that automatically will be deemed to be exercised at the same time that the related Option is exercised.

     2.4. “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units or Performance Shares.

     2.5. “Award Agreement” means the written agreement which sets forth the terms and provisions applicable to each Award granted under this Plan.

     2.6. “Beneficiary” means the person or persons designated by a Participant to receive the benefits under this Plan, if any, which become payable as a result of the Participant’s death.

     2.7. “Board” or “Board of Directors” means the Board of Directors of the Company serving at the time that this Plan is approved by the Board of Directors of the Company or thereafter.

     2.8. “Cashless Exercise” means, if there is a public market for the Shares, the payment of the Exercise Price of Options (a) through a “same day sale” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company, or (b) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

     2.9. “Cause” means, for purposes of determining whether and when a Participant has incurred a Termination of Service for Cause, any act or failure to act which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement. In the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “cause,” then “Cause” for purposes of this Plan will mean (i) the failure of a Participant to perform his required duties as an Employee or as a Non-employee Director of the Company or any Subsidiary; (ii) any action by a Participant which involves misfeasance or negligence; (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Company or any Subsidiary to terminate the employment of a Participant; (iv) the conviction, or the entering of any plea of guilty or nolo contendere, of a Participant in connection with the commission of any criminal offense; (v) any intentional breach by a Participant of a material term, condition or covenant of any agreement between the Participant and the Company or any Subsidiary; (vi) any dishonesty, fraud, theft or embezzlement by the Participant; (vii) any violation of law that may have a material adverse effect on the Company; or (viii) any noncompliance by a Participant with any provision of any employee handbook, policy, rule or procedure, corporate governance guidelines or code of conduct or ethics of, or any non-solicitation, confidentiality or other agreement with, the Company or any Affiliate.

     2.10. “Change in Control” will have the meaning assigned to such term in Section 12.2.

     2.11. “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such section or regulation.

     2.12. “Committee” means the Compensation Committee of the Board, or such other committee appointed by the Board pursuant to Section 3.1 to administer this Plan, serving on the date that this Plan is approved by the Board of Directors of the Company or thereafter.

     2.13. “Company” means CFS Bancorp, Inc., an Indiana corporation and any successor thereto. With respect to the definition of Performance Goals, the Committee, in its sole discretion, may determine whether “Company” means CFS Bancorp, Inc. and its Subsidiaries on a consolidated basis.

     2.14. “Covered Employee” means an Employee who is a covered employee as defined in Code Section 162(m) (3).

     2.15. “Director” means any individual who is a member of the Board of Directors of the Company.

     2.16. “Disability” means a disability as determined for purposes of the Federal Social Security Act which qualifies the Participant for permanent disability insurance payments in accordance with such Act. Disability for purposes of the Plan will not include any disability which is incurred while the Participant is on leave of absence because of military or similar service and for which a governmental pension is payable.

     2.17. “Effective Date” means January 1, 2008.

     2.18. “Employee” means all employees of the Company or an Affiliate, whether such employees are employed on the date that this Plan is adopted by the Board or become employed subsequent to such approval.

     2.19. “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

     2.20. “Fair Market Value” means the per share closing price for the Shares, as reported by the NASDAQ Stock Market or by such other exchange or market on which the Shares are then listed or regularly traded, as of the day on which the fair market value of the Shares is to be determined as required under this Plan.

     2.21. “Fiscal Year” means the annual accounting period of the Company.

     2.22. “Freestanding SAR” means a SAR that is granted independently of any Option.

     2.23. “Grant Date” means, with respect to any Award granted hereunder, the date on which the Award was granted by the Committee, regardless if the Award Agreement to which the Award relates is executed subsequent to such date. The Grant Date shall be subsequent to the approval of this Plan by the Company’s shareholders,

     2.24. “Incentive Stock Option” means an Option granted under this Plan to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422.

     2.25. “NASD Dealer” means a broker-dealer who is a member of the National Association of Securities Dealers, Inc.

     2.26. “Non-employee Director” means any individual who is a member of the Board of Directors and who is not an employee of the Company.

     2.27. “Nonqualified Stock Option” means an Option granted under this Plan to purchase Shares which is not an Incentive Stock Option.

     2.28. “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

     2.29. “Option Period” means the period during which an Option will be exercisable in accordance with the applicable Award Agreement and Section 6.

     2.30. “Participant” means an Employee or Non-employee Director to whom an Award has been granted.

     2.31. “Performance Goals” means the goals determined by the Committee in its sole discretion to be applicable to a Participant with respect to an Award. As determined by the Committee in its sole discretion, the Performance Goals, if any, applicable to each Award granted under the Plan, will provide for a targeted level or levels of achievement with respect to one or more of the following business criteria on a Company-wide, Affiliate-based, Subsidiary-based, divisional or individual Participant basis: (a) return on assets; (b) earnings before interest, taxes, depreciation and amortization (EBITDA); (c) return on equity; (d) operating income; (e) pre- or after-tax income; (f) core earnings per share (basic or diluted); (g) earnings per share (basic or diluted); (h) deposit growth; (i) loan growth and managed portfolio size; (j) profits from sales of products or services; (k) economic value added (or an equivalent metric); (l) share price performance; (m) improvement in or attainment of expense levels; (n) reduction in non-performing loans, assets, or classified assets; and (m) such other measures, metrics or strategic actions as may be determined by the Committee in its sole discretion that will apply to any of our employees other than our executive officers. The Performance Goals may differ from Participant to Participant and from Award to Award. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for a Performance Period in order to prevent the reduction or enlargement of any Award (i) in the event of or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, (ii) in the event of, or in anticipation of, any merger or acquisition transaction involving the Company or any Affiliate or any other unusual or non-recurring events affecting the Company, or the Company’s financial statements, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions.

     2.32. “Performance Period” means the period of time during which Performance Goals must be achieved with respect to an Award, as determined by the Committee in its sole discretion.

     2.33. “Performance Share” means an Award granted to a Participant pursuant to Section 9.

     2.34. “Performance Target Rate” means the performance required to be achieved by a Participant in order for an Award to become exercisable, earned or vested at the target award rate or level, as specified in an Award Agreement.

     2.35. “Performance Unit” means an Award granted to a Participant pursuant to Section 9.

     2.36. “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 8, such restrictions may be based on the passage of time, the achievement of specific target levels of performance (in the case of “performance-based compensation” under Section 162(m) of the Code), or the occurrence of such other events as may be determined by the Committee in its sole discretion.

     2.37. “Plan” means the CFS Bancorp 2008 Omnibus Equity Incentive Plan, as set forth in this document and as hereafter amended from time to time.

     2.38. “Restricted Stock” means an Award granted to a Participant pursuant to Section 8.1.

     2.39. “Retirement” means, in the case of an Employee, the termination of employment by a Participant on or after attaining age 72 for reasons other than death or Disability.

     2.40. “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.

     2.41. “Section 16 Person” means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions which involve equity securities of the Company.

     2.42. “Shares” means the whole shares of issued and outstanding regular voting common stock, no par value, of the Company, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment thereof as provided in Section 4.6, or the stock of any successor to the Company which is so designated for the purposes of the Plan.

     2.43. “Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with a related Option, that is designated as a “SAR” pursuant to Section 7.

     2.44. “Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. A Subsidiary includes any Subsidiary of the Company as of the Effective Date and each corporation that becomes a Subsidiary of the Company after the Effective Date.

     2.45. “Tandem SAR” means a SAR that is granted in tandem with a related Option, the exercise of which will require forfeiture of the right to exercise such Option and to purchase an equal number of Shares under the related Option; and, when a Share is purchased pursuant to the exercise of such Option, the SAR will be forfeited to the same extent.

     2.46. “Termination of Service” in the case of an Employee, means the occurrence of any act or event or any failure to act, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in a Participant ceasing, for whatever reason, to be an Employee of the Company or an Affiliate, including, but not limited to, death, Disability, Retirement, termination by the Company or an Affiliate of the Participant’s employment with the Company or an Affiliate (whether with or without Cause) and voluntary resignation or termination by the Participant of his or her employment with the Company or an Affiliate. A Termination of Service will also occur with respect to an Employee who is employed by an Affiliate if the Affiliate ceases to be an Affiliate of the Company and the Participant does not immediately thereafter become an Employee of the Company or another Affiliate. For purposes of this Plan, transfers or changes of employment of a Participant between the Company and an Affiliate (or between Affiliates) will not be deemed a Termination of Service. “Termination of Service” in the case of a Non-employee Director means the failure to be reelected to the Board of Directors or resignation or removal from the Board.

SECTION 3

ADMINISTRATION

     3.1. The Committee. This Plan will be administered by the Committee. The decision or action of a majority of the actual number of members of the Committee will constitute the decision or action of the Committee. The Committee will consist of not less than three Directors. The members of the Committee will be appointed from time to time by, and will serve at the pleasure of, the Board of Directors. It is intended that the Committee be comprised solely of Directors who are (a) “Non-employee Directors” under Rule 16b-3, (b) “outside directors” as described in Treasury Regulation Section 1.162-27(e)(3), and (c) independent under the director independence requirements of the principal securities exchange or market on which the Shares are then traded or listed. Failure of the Committee to be so comprised will not result in the cancellation, termination, expiration or lapse of any Award.

     3.2. Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of this Plan, the Committee will have full power and discretion to: (a) select Employees and Non-employee Directors who will participate in the Plan; (b) determine the sizes and types of Awards; (c) determine the terms and conditions of Awards in a manner consistent with this Plan; (d) construe and interpret this Plan, all Award Agreements and any other agreements or instruments entered into under this Plan; (e) establish, amend or waive rules and regulations for the Plan’s administration; and (f) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in this Plan. Further, the Committee will make all other determinations which may be necessary or advisable for the administration of this Plan. Each Award will be evidenced by a written Award Agreement between the Company and the Participant and will contain terms and conditions established by the Committee consistent with the provisions of this Plan. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at: Citizens Financial Bank, 707 Ridge Road, Munster IN 46321. The full Board of Directors will exercise the authority of the Committee with respect to decisions regarding Awards to members of the Committee.

     3.3. Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to grants to Section 16 Persons, or (b) in any way which would jeopardize this Plan’s qualification under Code Section 162(m) or adversely impact Awards under Rule 16b-3.

     3.4. Decisions Binding. All determinations and decisions made by the Committee, the Board and any delegate of the Committee pursuant to Section 3.3 will be final, conclusive and binding on all persons, including the Company and Participants. No such determinations will be subject to de novo review if challenged in court.

     3.5. Communication of Award Opportunity Level and Awards. Not later than ninety (90) days following the beginning of each Performance Period, as applicable, the Performance Goals (and their respective weightings) and any other requirements, criteria, attributes, terms and conditions for Awards for such Performance Period shall be communicated in writing by the Committee to the Participants eligible for such Awards. Such communication shall not constitute the grant of an Award.

     3.6. Section 83(b) Election. The Committee may, in its sole discretion, provide in an Award Agreement that a Participant to whom an Award has been made is permitted to make or is prohibited from making an election with respect to such Award under Code Section 83(b). If a Participant to whom an Award has been granted is permitted to make an election under Code Section 83(b), then the Participant shall provide a copy of such election to the Company within thirty (30) days following the Award Date.

     3.7 Code Section 162(m) Performance Requirements. Notwithstanding any other provision of the Plan to the contrary, for purposes of qualifying Awards to Covered Employees as “performance-based compensation” under Code Section 162(m), the Committee will establish the specific targets under the Performance Goals applicable to the Awards. Such targets under the Performance Goals will be set by the Committee on or before the latest date permissible to enable the Awards, to qualify as “performance-based compensation” under Code Section 162(m). In granting Awards intended to qualify under Code Section 162(m), the Committee will follow any procedures determined by it from time to time to be necessary or appropriate in its sole discretion to ensure qualification of the Awards under Code Section 162(m).

SECTION 4

SHARES SUBJECT TO THIS PLAN

     4.1. Number of Shares.

     4.1.1. Maximum Number. Subject to adjustment as provided in Section 4.6, the maximum number of Shares cumulatively available for issuance under this Plan pursuant to the: (a) exercise of Options; (b) grant of Affiliated, Freestanding and Tandem SARs; (c) grant of Shares of Restricted Stock; and (d) payment of Performance Units and Performance Shares, will not exceed Two Hundred Seventy Thousand (270,000) Shares, plus (i) Shares which have been reserved for issuance but which are not the subject of options outstanding on the Effective Date under the CFS Bancorp, Inc. 2003 Stock Option Plan (“2003 Plan”); (ii) Shares which are the subject of options outstanding on the Effective Date under the 2003 Plan that are forfeited or cancelled unexercised; (iii) Shares tendered (actually or by attestation) to the Company in connection with the exercise of Options; (iv) Shares purchased by the Company in the open market or otherwise using the cash proceeds upon the exercise of Options; (v) Shares settled hereunder in cash; and (vi) Shares withheld pursuant to Section 11.

     4.1.2. Limits on Awards. In calculating the number of Shares available for issuance under this Plan, each year, no more than One Hundred Twenty Thousand (120,000) Shares will be available in the aggregate for the grant of Awards under the Plan and no more than Twenty-Five Thousand (25,000) Shares will be available as an Award to any Participant. Shares issued under this Plan may be either authorized but unissued Shares, treasury Shares or reacquired Shares (including Shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine in its sole discretion.

     4.1.3. Forfeited and Unpurchased Shares. Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of the Award may be made the subject of further Awards to the same or other Participants. If the exercise price of any Option is satisfied by tendering Shares (by either actual delivery or attestation), only the number of Shares actually issued, net of the Shares tendered, will be deemed issued for purposes of determining the number of Shares available for grants under this Plan. Additionally, if Shares are withheld pursuant to Section 11.2, only the number of Shares actually issued, net of the Shares withheld, will be deemed issued for purposes of determining the number of Shares available for grants under this Plan.

     4.2. Release of Shares. Subject to the limitations set forth in this Plan, the Committee will have full authority to determine the number of Shares available for Awards and, in its sole discretion, may include (without limitation) as available for distribution (a) any Shares that have ceased to be subject to an Award; (b) any Shares subject to an Award that have been previously forfeited; (c) any Shares under an Award that otherwise terminates without the issuance of Shares being made to a Participant; (d) any Shares that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation; or (e) any Shares repurchased by the Company in the open market or otherwise, having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the exercise of Options granted under this Plan. Any Shares that are available immediately prior to the termination of the Plan, or any Shares returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

     4.3. Restrictions on Shares. Shares issued upon exercise of an Award will be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its sole discretion may determine and provide in the Award Agreement. The Company will not be required to issue or deliver any certificates for Shares, cash or other property prior to the (a) listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded), and (b) completion of any registration or qualification of such shares under federal, state, local or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable. The Company may cause any certificate for any Shares to be delivered hereunder to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in this Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under this Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering this Plan. The benefits under this Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he promptly signs any document reasonably related to the administration of this Plan requested by the Committee. No fractional Shares will be issued under this Plan; rather, fractional shares will be aggregated and then rounded to the next lower whole Share.

     4.4. Shareholder Rights. Except with respect to Restricted Stock as provided in Section 8 and dividend rights as provided in Section 4.5, no person will have any rights of a shareholder (including, but not limited to, voting rights) as to Shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee in its sole discretion, such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents) as having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No payment or adjustment will be made for rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company’s official shareholder records (or the records of its transfer agents or registrars), except as otherwise provided herein or in an Award Agreement.

     4.5. Dividends and Dividend Equivalents. The Committee may provide that Awards denominated in Shares earn dividends or dividend equivalents. Such dividends and dividend equivalents may be paid currently in cash or Shares or may be credited to an account established by the Committee in the Participant’s name. In addition, dividends or dividend equivalents paid on outstanding Awards or issued Shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

     4.6. Changes in Stock.

     4.6.1. Substitution of Stock and Assumption of Plan. In the event of any change in the Shares by virtue of any stock dividends, stock splits, recapitalizations or reclassifications or in the event that other stock is substituted for the Shares as the result of any merger, consolidation, share exchange, reorganization or any similar transaction which does not constitute a Change in Control of the Company, the Committee will correspondingly adjust the (a) number, kind and class of Shares which may be delivered under this Plan, (b) number, kind, class and price of Shares subject to outstanding Awards (except for mergers or other combinations in which the Company is the surviving entity), and (c) numerical limits of Sections 4.1 and 6.1, all in such manner as the Committee in its sole discretion determines to be advisable or appropriate to prevent the dilution or diminution of such Awards; provided, however, in no event will the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options contained in Section 6.1 be affected by an adjustment under this Section 4.6.1. The Committee’s determinations under this Section 4.6.1 will be final and conclusive.

     4.6.2. Conversion of Shares. In the event the Company is a party to a merger, consolidation, share exchange, stock or asset purchase or other reorganization (“Acquisition Transaction”) that would constitute a Change in Control of the Company, the agreement under which such Acquisition Transaction is effected (“Merger Agreement”) may provide for any one or more of the following (subject to the provisions of subsection 12.1), which shall apply on a consistent basis to all similarly situated outstanding Awards (but may be applied differently for different types of Awards or Awards having differing characteristics), in all cases without the consent of any Participant:

     (a) The assumption of (or substitution of equivalent awards for) outstanding Options, SARs, Performance Shares or Units, and Restricted Stock by the surviving corporation or its parent (or for their continuation by the Company if the Company is a surviving corporation), in which case each Award shall be adjusted consistent with the consideration received for Shares under the Merger Agreement in accordance with the principles set forth in subsection 4.6.1;

     (b) The cancellation of outstanding Options and SARs upon payment of a cash amount for each Share or Share equivalent under the Award (whether or not vested, earned or exercisable prior to the effective time of such Acquisition Transaction) equal to the positive difference (or if there is no positive difference, cancellation without payment) between (i) the cash amount or Fair Market Value of the other consideration to be paid for each Share under the Merger Agreement and (ii) the Exercise Price of any Option or SAR;

     (c) The cancellation, without consideration, of outstanding Options and SARs not exercised prior to the effective time of such Acquisition Transaction; provided that Participants are given reasonable notice in advance of the effective time of such Acquisition Transaction that such Options or SARs are fully vested, may be exercised prior to such Acquisition Transaction, and will expire if not so exercised; and/or

     (d) The cancellation of outstanding Performance Shares or Units and Restricted Stock upon payment or delivery of the consideration under the Merger Agreement for each Share or Share equivalent under the Award (whether or not vested prior to the effective time of such Acquisition Transaction).

Shares issued in connection with the Awards that are assumed, converted or substituted under this Section 4.6.2 will not reduce the number of Shares reserved for issuance under Section 4.1.

     4.7. Book-Entry Securities. The Company shall have the right to maintain all Awards in book-entry form in the name of the Participant until such time as such Awards shall have been vested or earned.

SECTION 5

ELIGIBILITY

     5.1. Eligibility. Except as herein provided, the individuals who are eligible to participate in this Plan and be granted Awards are those individuals who are Employees of the Company or any Affiliate and Non-employee Directors of the Company. The Committee may, from time to time and in its sole discretion, select Employees and Non-employee Directors of the Company to be granted Awards and will determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the functions and responsibilities of the Employee or Non-employee Director to the Company or its Affiliates, the value of the Employee or Non-employee Director’s services (past, present and future) to the Company or its Affiliates and such other factors deemed relevant by the Committee in its sole discretion. Committee Members will be eligible to participate in the Plan while serving as Committee Members; provided that any Awards to Committee Members and the terms and conditions of such Awards must be approved by the Board of Directors. An Employee or Non-employee Director will become a Participant in this Plan as of the date specified by the Committee. A Participant can be removed as an active Participant by the Committee effective as of any date; provided, however, that no such removal will adversely affect any Award previously granted to the Participant.

     5.2. No Contract of Employment. Neither this Plan nor any Award Agreement executed hereunder will constitute a contract of employment between an Employee and the Company or an Affiliate, and participation in this Plan will not give an Employee the right to be rehired by or retained in the employment of the Company or an Affiliate.

     5.3. No Right to Be Retained on Board. Neither this Plan nor any Award Agreement executed hereunder will give any Director the right to be retained, nominated or re-elected as a Director.

SECTION 6

STOCK OPTIONS

     6.1. Grant of Options. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Options to any Employee or Non-employee Director in such amounts as the Committee, in its sole discretion, may determine. The Committee may grant Incentive Stock Options, Nonqualified Stock Options or any combination thereof; provided, however, Non-employee Directors may not be granted Incentive Stock Options. Subject to the terms and provisions of this Plan, the Committee, in its sole discretion, will determine the number of Shares subject to each Option; provided, however, no Participant may be granted Incentive Stock Options under this Plan which would result in Shares with an aggregate Fair Market Value (measured on the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.

     6.2. Option Award Agreement. Each Option will be evidenced by an Award Agreement that will specify the Exercise Price, the number of Shares to which the Option pertains, the Option Period, the applicable Performance Goals (if any), any conditions to exercise of the Option and such other terms and conditions as the Committee, in its sole discretion, determines. The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. All grants of Options intended to constitute Incentive Stock Options will be made in accordance, and all Award Agreements pursuant to which Incentive Stock Options are granted will comply, with the requirements of Code Section 422.

     6.3. Exercise Price. The Exercise Price for each Option will be determined by the Committee under this Section 6.3; provided, however, except for adjustments provided for in Section 4.6, under no circumstances will the Exercise Price of any Option be reduced or any Option be cancelled and reissued without the approval of the Shareholders of the Company.

     6.3.1. Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price per Share will be determined by the Committee; provided, however, in no event will the Exercise Price be less than 100 percent of the Fair Market Value of the Shares to which the Nonqualified Stock Option relates, determined as of the Grant Date.

     6.3.2. Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price will be not less than 100 percent of the Fair Market Value of the Shares to which the Incentive Stock Option relates determined as of the Grant Date; provided, however, that if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price will be not less than 110 percent of the Fair Market Value of the Shares to which the Incentive Stock Option relates, determined as of the Grant Date.

     6.3.3. Substitute Options. Notwithstanding the provisions of Sections 6.3.1 and 6.3.2, in the event that the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees on account of such transaction may be granted Options in substitution for options granted by such former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a), shall determine the Exercise Price of such substitute Options. In carrying out the provisions of this Section 6.3.3, the Committee will apply the principles contained in Section 4.6.

     6.4. Duration of Options. Subject to the terms and provisions of Sections 10 and 12, the Option Period with respect to each Option will commence and expire at such times as the Committee provides in the Award Agreement, provided that:

(a)	Incentive and Nonqualified Stock Options will not be exercisable later than the tenth anniversary of their respective Grant Dates;

(b)	Incentive Stock Options granted to an Employee who possesses more than 10 percent of the total combined voting power of all classes of Shares of the Company, taking into account the attribution rules of Code Section 422(d), will not be exercisable later than the fifth anniversary of their Grant Date(s); and

(c)	Subject to the limits of this Section 6, the Committee may, in its sole discretion, after an Option is granted, extend the maximum term of the Option to a date not later than the earlier of (i) the end of the Option Period of the Options or (ii) the tenth anniversary of the Grant Date.

     6.5. Exercisability of Options. Subject to the provisions of Section 12 and this Section 6, all Options granted under this Plan will be exercisable at such times, under such terms and subject to such restrictions and conditions as the Committee determines in its sole discretion and as specified in the Award Agreements to which the Options relate. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

     6.6. Method of Exercise. Subject to the provisions of this Section 6 and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time during the Option Period to which the Option relates by giving written notice to the Company of exercise on a form provided by the Committee (if available). Such notice will specify the number of Shares subject to the Option to be purchased and will be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the applicable Award Agreement, payment in full or in part may also be made by:

(a)

Delivering Shares already owned by the Participant for more than six months, or such lesser period of time that may be permitted by the Committee, that have a total Fair Market Value on the date of such delivery equal to the total Exercise Price;

(b)	The delivery of cash by a broker-dealer as a Cashless Exercise, if permitted by the Committee and the applicable Award Agreement; or

(c)	Any combination of the foregoing.

     If payment of the Exercise Price of an Option is made in whole or in part in the form of Restricted Stock, a number of the Shares to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the Exercise Price will be subject to the same forfeiture restrictions or deferral limitations to which the Restricted Stock was subject, unless otherwise determined by the Committee in its sole discretion.

     No Shares will be issued until full payment therefor has been made. Subject to any forfeiture restrictions or deferral limitations that may apply if an Option is exercised using Restricted Stock, a Participant will have all of the rights of a shareholder of the Company holding the class of Shares subject to the Option (including, if applicable, the right to vote the Shares) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant.

     6.7. Restrictions on Share Transferability. In addition to the restrictions imposed by Section 14.7, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate in its sole discretion, including, but not limited to, restrictions related to applicable Federal and state securities laws and the requirements of any national securities exchange or market on which Shares are then listed or traded.

     6.8. Termination by Reason of Death, Disability or Retirement. Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs a Termination of Service due to death, Disability or Retirement, any unexpired and unexercised Options held by such Participant will thereafter be considered earned at the Performance Target Rate, if any, and be vested and exercisable until the expiration of the Option Period.

     6.9. Other Termination. Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs a Termination of Service that is involuntary on the part of the Participant (but is not due to death or Disability and is not with Cause) or is voluntary on the part of the Participant (but is not due to Retirement), any Options held by such Participant will terminate on the Termination of Service, except that such Options, to the extent exercisable at the time of Termination of Service, may be exercised until the expiration of the shorter of the following two periods: (a) the thirty consecutive day period commencing on the date of Termination of Service, or (b) the date on which the Option Period expires. If a Participant incurs a Termination of Service which is with Cause, all of his Options, whether or not exercisable, will terminate immediately as of the date of such Termination of Service.

     6.10. Special Provision for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, an Incentive Stock Option will not be exercisable more than (a) three months after the Participant’s Termination of Service for any reason other than Disability, or (b) one year after the Participant’s Termination of Service by reason of Disability.

SECTION 7

STOCK APPRECIATION RIGHTS

     7.1. Grant of SARs. Subject to the terms and conditions of this Plan, the Committee, at any time and from time to time, may grant SARs to any Employee or Non-employee Director in such amounts as the Committee, in its sole discretion, determines. The Committee, in its sole discretion, may grant Affiliated SARs, Freestanding SARs, Tandem SARs or any combination thereof.

     7.1.1. Number of Shares.  Subject to the limitations of Section 4, the Committee will have complete discretion to determine the number of SARs granted to any Participant.

     7.1.2. Exercise Price and Other Terms. The Committee, subject to the provisions of this Plan, will have complete discretion to determine the terms and conditions of SARs granted under this Plan; provided, however, the Exercise Price of a Freestanding SAR will be not less than 100 percent of the Fair Market Value of a Share on the Grant Date and the Exercise Price of Tandem or Affiliated SARs will be equal to the Exercise Price of the Option to which such SAR relates.

     7.2. Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares to which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option, the following requirements will apply: (a) the Tandem SAR will expire not later than the date on which the underlying Incentive Stock Option expires; (b) the value of the payout with respect to the Tandem SAR will be no more than 100 percent of the difference between the Exercise Price of the underlying Incentive Stock Option and 100 percent of the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option to which the Tandem SAR relates exceeds the Exercise Price of the Incentive Stock Option.

     7.3. Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the Option to which the Affiliated SAR relates. The deemed exercise of an Affiliated SAR will not reduce the number of Shares subject to the related Option.

     7.4. Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Committee, in its sole discretion, specifies in the applicable Award Agreement.

     7.5. SAR Award Agreement. Each SAR will be evidenced by an Award Agreement that specifies the exercise price, the expiration date of the SAR, the number of SARs, the applicable Performance Goals (if any), any conditions on the exercise of the SAR and such other terms and conditions as the Committee, in its sole discretion, determines. The Award Agreement will also specify whether the SAR is an Affiliated SAR, Freestanding SAR, Tandem SAR or a combination thereof.

     7.6. Expiration of SARs. Each SAR granted under this Plan will expire upon the date determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement; provided, however, that no SAR will be exercisable later than the tenth anniversary of its Grant Date. Notwithstanding the foregoing, the terms and provisions of Section 6.4 will also apply to Affiliated and Tandem SARs.

     7.7. Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The positive difference between the Fair Market Value of a Share on the date of exercise and the exercise price; by

(b)	The number of Shares with respect to which the SAR is exercised.

     At the sole discretion of the Committee, the payment may be in cash, in Shares which have a Fair Market Value equal to the cash payment calculated under this Section 7.7, or in a combination of cash and Shares.

     7.8. Termination of SAR. An Affiliated or Tandem SAR will terminate at such time as the Option to which such SAR relates terminates. A Freestanding SAR will terminate at the time provided in the applicable Award Agreement.

SECTION 8

RESTRICTED STOCK

     8.1. Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Employee or Non-employee Director in such amounts as the Committee, in its sole discretion, determines. Subject to the limitations of Section 4, the Committee, in its sole discretion, will determine the number of Shares of Restricted Stock to be granted to each Participant.

     8.2. Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that specifies the Period of Restriction, the number of Shares granted, the applicable Performance Goals (if any) and such other terms and conditions as the Committee, in its sole discretion, determines. Unless the Committee in its sole discretion determines otherwise, Shares of Restricted Stock will be held by the Company, and will not be delivered to any Participant until the end of the applicable Period of Restriction.

     8.3. Transferability. Except as provided in Section 6.6 and this Section 8, Shares of Restricted Stock may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, until the end of the applicable Period of Restriction.

     8.4. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Section 8, including any of the following criteria: (a) the achievement of specific or other Performance Goals, (b) applicable Federal or state securities laws, or (c) any other basis determined by the Committee in its sole discretion; provided, however, except for (i) Awards of deferred Shares received in lieu of other Awards, (ii) Awards made to Employees to replace their awards from a prior employer that were forfeited upon the acquisition of the prior employer by the Company, and (iii) the Participant’s death, Retirement or Disability, the required period of service for full vesting will be not less than three years.

     8.5. Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan will be released to a Participant as soon as practicable after the end of the applicable Period of Restriction. Except in the case of grants of Restricted Stock to Covered Employees which are intended to qualify as “performance-based compensation” under Code Section 162(m) (the vesting of which cannot be accelerated except as provided in Section 12.1), the Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or remove any restrictions. After the end of the applicable Period of Restriction, the Participant will be entitled to have any restrictive legend or legends placed on the Shares under Section 8.4.3 removed from his or her Share certificate.

     8.6. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.

     8.7. Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction will revert to the Company and thereafter will be available for the grant of new Awards under this Plan.

     8.8. Termination of Service. Unless otherwise provided in an Award Agreement or determined by the Committee in its sole discretion, in the event of a Participant’s Termination of Service due to death, Disability or Retirement during the Period of Restriction, the restrictions on his or her Shares of Restricted Stock will lapse and Shares will be considered earned at the Performance Target Rate, if any, and the Participant (or his or her Beneficiary) will, on the date of such Termination of Service, be fully vested in the earned Shares of Restricted Stock. Unless otherwise provided in an Award Agreement or determined by the Committee in its sole discretion, in the event of a Participant’s Termination of Service for any reason during the Period of Restriction other than a Termination of Service due to death, Disability or Retirement, all Shares of Restricted Stock still subject to restriction will be forfeited by the Participant and thereafter be available for the grant of new Awards under this Plan; provided, however, that the Committee will have the sole discretion to waive, in whole or in part, subject to the restrictions of Section 8.4.1, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted

Stock. Notwithstanding any other provision of this Section 8 to the contrary, in the case of grants of Restricted Stock to Covered Employees that the Committee intends to qualify as “performance-based compensation” under Code Section 162(m) (the vesting of which cannot be accelerated, except as provided in Section 12.1), no shares of Restricted Stock will become vested unless the applicable Performance Goals have first been met; provided, further, that the Committee will not waive any restrictions with respect to such Restricted Stock. If the vesting of shares of Restricted Stock is accelerated after the applicable Performance Goals have been met, the amount of Restricted Stock distributed will be discounted by the Committee to reasonably reflect the time value of money in connection with such early vesting.

SECTION 9

PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1. Grant of Performance Units/Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units or Performance Shares to any Employee or Non-employee Director in such amounts as the Committee, in its sole discretion, determines. Subject to the limitations of Section 4, the Committee will have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

     9.2. Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

     9.3. Performance Goals and Other Terms. The Committee will set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid to the Participant. Each Award of Performance Units or Performance Shares will be evidenced by an Award Agreement that specifies the number of Performance Units or Performance Shares, the Performance Period, the Performance Goals and such other terms and conditions as the Committee, in its sole discretion, determines. The Committee may set performance objectives based upon (a) the achievement of Performance Goals; (b) applicable Federal or state securities laws; or (c) any other basis determined by the Committee in its sole discretion. Measurement of Performance Goals may exclude impact of charges for restructuring, discontinued operations, extraordinary items, other unusual or non-recurring items and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

     9.4. Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive those Performance Units or Performance Shares, as the case may be, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the applicable Performance Goals have been achieved. Except in the case of Performance Goals applicable to Performance Units or Performance Shares granted to Covered Employees which are intended to qualify as “performance-based compensation” under Code Section 162(m) (which cannot be reduced or waived except as provided in Section 12.1), after the grant of a Performance Unit or Performance Share, the Committee, in its sole discretion, may reduce or waive any Performance Goals or related business criteria applicable to such Performance Unit or Performance Share.

     9.5. Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units or Performance Shares will be made no later than the March 15th following the end of the applicable Period of Restriction. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as the case may be, determined as of the last day of the applicable Performance Period) or a combination thereof.

     9.6. Cancellation of Performance Units/Shares. On the date set forth in the applicable Award Agreement, all Performance Units or Performance Shares which have not been earned or vested will be forfeited and thereafter be available for the grant of new Awards under this Plan.

     9.7. Termination of Service. Unless otherwise provided in an Award Agreement or determined by the Committee in its sole discretion, in the event of a Participant’s Termination of Service due to death, Disability or Retirement during a Performance Period, the Performance Units or Performance Shares will be considered earned at the Performance Target Rate, if any, and will be considered vested and the Participant (or his or her Beneficiary) will receive the earned and vested Performance Units or Performance Shares which relate to such Performance Period. Unless otherwise provided in an Award Agreement or determined by the Committee in its sole discretion, in the event of a Participant’s Termination of Service for any other reason, all Performance Units or Performance Shares will be forfeited and thereafter be available for the grant of new Awards under this Plan. Distribution of earned Performance Units or Performance Shares may be made at the same time payments are made to Participants who did not incur a Termination of Service during the applicable Performance Period. Notwithstanding any other provision of this Section 9 to the contrary, in the case of Awards of Performance Units or Performance Shares to Covered Employees that the Committee intends to qualify as performance-based compensation” under Code Section 162(m) (the vesting of which cannot be accelerated except as provided in Section 12.1), no Performance Units or Performance Shares will become vested until the applicable Performance Goals have been met.

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

     10.1. Amendment, Suspension, or Termination. The Board may supplement, amend, alter or discontinue this Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration or discontinuation will be made which would impair the rights of a Participant under an Award without the Participant’s consent, except that any supplement, amendment, alteration or discontinuation may be made to (a) avoid a material charge or expense to the Company or an Affiliate, (b) cause this Plan to comply with applicable law, or (c) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section 10.1, the Board of Directors, in its sole discretion at any time and from time to time, may supplement, amend, alter or discontinue this Plan without the approval of the Company’s shareholders (a) to the extent such approval is not required by applicable law or the terms of a written agreement, and (b) so long as any such amendment or alteration does not increase the number of Shares subject to this Plan (other than pursuant to Section 4.6) or increase the maximum number of Options, SARs, Shares of Restricted Stock, Performance Units or Performance Shares that the Committee may award to an individual Participant under this Plan. The Committee may supplement, amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section 10.1, and further subject to any approval or limitations the Board may impose.

     10.2. Duration of This Plan and Shareholder Approval. This Plan will be effective on the Effective Date and, subject to Section 10.1 (regarding the Board’s right to supplement, amend, alter or discontinue this Plan), will remain in effect thereafter; provided, however, that no Option will be exercised and no other Award will be exercised or otherwise be paid, vested or earned hereunder until this Plan has been approved by the holders of at least a majority of the Shares voted in person or by proxy at a meeting at which approval of this Plan is considered; and provided further, no Incentive Stock Option may be granted under this Plan after the tenth anniversary of the Effective Date.

SECTION 11

TAX WITHHOLDING

     11.1. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the payment or exercise of an Award, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Federal, state and local income and employment taxes required by applicable law to be withheld with respect to the payment or exercise of such Award. In no event will any amount withheld be in an amount that would require the Company to incur accounting charges.

     11.2. Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy a tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares (except in the case of exercises of Incentive Stock Options), or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld; provided, however, that any shares delivered to the Company satisfy the ownership requirements specified in Section 6.6(a). The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed, in the case of income tax withholding, the amount determined, based upon minimum statutory requirements, by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date the amount of income tax to be withheld is determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

SECTION 12

CHANGE IN CONTROL

     12.1. Change in Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company, all Awards granted under this Plan that then are outstanding and that either are not then exercisable or are subject to any restrictions or Performance Goals will, unless otherwise provided for in the Award Agreements applicable thereto, become immediately exercisable, vested or earned at the Performance Target Rate and all restrictions and Performance Goals will be removed, as of the first date that the Change in Control has been deemed to have occurred, and will remain removed for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements.

     12.2. Definition. For purposes of Section 12.1, if a Participant has not entered into an employment agreement, severance agreement or similar agreement with the Company providing for payment in connection with certain change in control events, a “Change in Control” of the Company will be deemed to have occurred if the conditions or events set forth in any one or more of the following subsections occur. If a Participant has entered into an employment agreement, severance agreement or similar agreement with the Company providing for payment in connection with certain change in control events, the definition of “change in control” used in such agreement will apply for purposes of this Section 12.1, solely in connection with Awards of Restricted Stock, Options and Stock Appreciation Rights, and the definitions below shall apply for all other purposes.

(a)

Change in Ownership. A change in the ownership of the Company occurs on the date, subsequent to the Effective Date, that any person, or group of persons, as defined in subparagraph (b), acquires ownership of stock of the Company that, together with stock held by the person or group, constitutes more than 50 percent of the total Fair Market Value or total voting power of the outstanding voting stock of the Company. However, if any person or group is considered to own more than 50 percent of the total Fair Market Value or total voting power of the stock, the acquisition of additional stock by the same person or group is not considered to cause a change in the ownership of the Company. An increase in the percentage of stock owned by any person or group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

For purposes of this Section, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(b)

Change in the Effective Control. A change in the effective control of the Company will occur when: (i) any person or group acquires, subsequent to the Effective Date, or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s), ownership of stock of the Company possessing 35 percent or more of the total voting power; or (ii) a majority of members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election. However, if any person or group is considered to effectively control the Company, the acquisition of additional control of the Company by the same person(s) is not considered to cause a change in the effective control.

(c)

Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s), assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets immediately prior to such acquisition(s). Gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

However, there is no Change in Control under this subparagraph when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or group of persons, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii). For purposes of this subparagraph and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.

(d)

For purposes of the Plan, a Change in Control will not include any acquisition of Shares by the CFS Bancorp, Inc. Employee Stock Ownership Plan or any other employee benefit plan, Affiliate or Subsidiary of the Company.

SECTION 13

LEGAL CONSTRUCTION

     13.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also includes the feminine, the plural includes the singular, and the singular includes the plural.

     13.2. Severability. In the event any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of this Plan, and this Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.

     13.3. Requirements of Law. The grant of Awards and the issuance of Shares under this Plan will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the Shares are then listed or traded.

     13.4. Governing Law. Except to the extent preempted by the Federal laws of the United States of America, this Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the state of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the state of Indiana.

     13.5. Headings. The descriptive headings and sections of this Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction of this Plan.

     13.6. Mistake of Fact. Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.

     13.7. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 14

MISCELLANEOUS

     14.1. No Effect on Employment or Service. Neither this Plan nor the grant of any Awards or the execution of any Award Agreement will confer upon any Participant any right to continued employment by the Company, retention on or nomination to the Board or will interfere with or limit in any way the right of the Company to terminate any Employee’s employment or service at any time, with or without Cause, or removal from the Board of Directors. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the Employee and the Company or an Affiliate, as the case may be. If there is any conflict between the provisions of this Plan and an employment or severance agreement between an Employee and the Company, the provisions of such employment or severance agreement will control, including, but not limited to, the vesting and forfeiture of any Awards.

     14.2. No Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board of Directors and the Committee will not have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Shares or an Award, and such holder will have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with the receipt, exercise or distribution of an Award. In addition, the Company, an Affiliate, the Board of Directors, the Committee and any attorneys, accountants, advisors or agents for any of the foregoing will not provide any advice, counsel or recommendation to any Participant with respect to, without limitation, any Award, any exercise of an Option or any tax consequences relating to an Award.

     14.3. Participation. No Employee or Non-employee Director will have the right to be selected to receive an Award under this Plan or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.

     14.4. Liability and Indemnification. No member of the Board, the Committee or any officer or employee of the Company or any Affiliate will be personally liable for any action, failure to act, decision or determination made in good faith in connection with this Plan. By participating in this Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under this Plan and the deferral, payment and exercise thereof. Each person who is or was a member of the Committee, or of the Board, will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement; and (b) any and all amounts paid by him in settlement thereof, with the Company’s prior written approval, or paid by him in satisfaction of any judgment in any such claim, action, suit or proceeding against him; provided, however, that he will give the Company an opportunity, at the Company’s expense, to handle and defend such claim, action, suit or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification is exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     14.5. Successors. All obligations of the Company under this Plan, with respect to Awards granted hereunder, are binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company.

     The Company will not, and will not permit its Affiliates to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of this Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company and its Successor (as defined in subsection 4.6.2) hereunder.

     14.6. Beneficiary Designations. Any Participant may designate, on such forms as may be provided by the Committee for such purpose, a Beneficiary to whom any vested but unpaid Award will be paid in the event of the Participant’s death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate and, subject to the terms of this Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

     14.7. Nontransferability of Awards. Except as provided in Sections 14.7.1 and 14.7.2, no Award under this Plan can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award under this Plan will be subject to execution, attachment or similar process. Any attempted or purported transfer of an Award in contravention of this Plan or an Award Agreement will be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant will be exercisable during his lifetime only by the Participant.

     14.7.1. Limited Transfers of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of Nonqualified Stock Options by a Participant to (a) the Participant’s spouse, any children or lineal descendants of the Participant or the Participant’s spouse, or the spouse(s) of any such children or lineal descendants (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of Immediate Family Members, or (c) a partnership or limited liability company in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, “Eligible Transferees”); provided, however, in the event the Committee permits the transferability of Nonqualified Stock Options granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke or restrict, without the prior consent, authorization or agreement of the Eligible Transferee, the ability of the Participant to transfer Nonqualified Stock Options that have not been already transferred to an Eligible Transferee. An Option that is transferred to an Immediate Family Member will not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted under this Plan are not transferable pursuant to this Section 14.7.

     14.7.2. Exercise by Eligible Transferees. In the event that the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by a Participant to an Eligible Transferee under Section 14.7.1, the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his death, the Participant’s estate, will remain liable for all federal, state, local and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

     14.8. No Rights as Shareholder. Except to the limited extent provided in Sections 4.5 and 8.6, no Participant (or any Beneficiary) will have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).

     14.9. Mitigation of Excise Tax. Subject to any other agreement providing for the Company’s indemnification of the tax liability described herein, if any payment or right accruing to a Participant under this Plan (without the application of this Section 14.9), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate would constitute a “parachute payment,” as defined in Code Section 280G and regulations thereunder, such payment or right will be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under this Plan is to apply will be made by the Committee in good faith after consultation with the Participant, and such determination will be conclusive and binding on the Participant. The Participant will cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose.

     14.10. Funding. Benefits payable under this Plan to any person will be paid by the Company from its general assets. Shares to be issued hereunder will be issued directly by the Company from its authorized but unissued Shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in its sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company and any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.

CFS BANCORP, INC.

By:
Thomas F. Prisby, Chairman and Chief
Executive Officer
ATTEST:

By:

Its:

CFS BANCORP, INC.
ATTN: MONICA SULLIVAN
P.O. BOX 9129
HIGHLAND, IN 46322

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by CFS Bancorp, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CFS Bancorp, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CFSBA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CFS BANCORP, INC.
The Board of Directors recommends that you vote FOR the election of the nominees listed below and FOR the proposals to adopt the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan and to ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm.

Vote On Directors
1.	Election of Directors.
Nominees for three-year terms expiring in 2011 and until their successors are elected and qualified:
	01)	Gregory W. Blaine
	02)	Robert R. Ross
	03)	Joyce M. Simon

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Proposal to adopt the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan.	☐	☐	☐

3.	Proposal to ratify the appointment of BKD, LLP as independent registered public accounting firm for the Company for the year ending December 31, 2008.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. As of March 17, 2008, the Board of Directors knows of no other business to be presented at the Annual Meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐	Please sign this Proxy exactly as your name(s) appear(s) on the stock certificate. When shares of the Company are held by joint tenants, both tenants should sign. When signing this Proxy as attorney, executor, administrator, trustee, or guardian, please give the full title of such. If the shares are owned by a corporation, please sign the Proxy using the full corporate name, by the President or other authorized officer. If a partnership or other entity owns the shares, please have an authorized person sign on behalf of the partnership or other entity.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REVOCABLE PROXY

CFS BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CFS BANCORP, INC. FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 29, 2008 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of CFS Bancorp, Inc. (“Company”) or any successors thereto, as proxies, with full power of substitution, to represent and vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on March 7, 2008 at the Annual Meeting of Shareholders to be held at the Center for Visual and Performing Arts, located at 1040 Ridge Road, Munster, Indiana, on Tuesday, April 29, 2008 at 10:00 a.m. Central Time and at any adjournment thereof. This proxy card also provides voting instructions for shares of common stock that you may hold in a Company benefit plan.

This Proxy will be voted as directed, but if the proxy card is returned and properly signed and no instructions are specified, this Proxy will be voted FOR the election of the Board of Directors’ nominees to the Board of Directors, FOR the proposals to adopt the CFS Bancorp, Inc. 2008 Omnibus Equity Incentive Plan and to ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm, and otherwise at the discretion of the proxy holders. If you do not return this card, these shares will not be voted. You may revoke this proxy any time prior to the time it is voted at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of CFS Bancorp, Inc. called for April 29, 2008, the accompanying Proxy Statement, and Annual Report on Form 10-K prior to the signing of this Proxy.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)